                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C


                               (AMENDMENT NO. 1)


                       INFORMATION STATEMENT PURSUANT TO

               SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                               ZAPATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required


[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


            (the aggregate amount of cash to be received by the Registrant)

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------


     (5)  Total fee paid:


          ----------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618

                                                                          , 2005

Dear Zapata Stockholder:

     We are pleased to inform you that we have entered into a stock purchase agreement to sell all of our 4,162,394 shares of common stock of Safety Components International, Inc., a Delaware corporation, to WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., privately held Delaware limited partnerships, for $12.30 per share, or $51,197,446 in the aggregate.

     This transaction has been approved by our majority stockholder, the Malcolm Glazer Family Limited Partnership, which holds approximately 51.3% of our outstanding voting securities, by written consent without a stockholders meeting. We are providing you the enclosed Information Statement to inform you in more detail about the transaction as is required by law. The written consent will not become effective until 20 business days after the mailing of the enclosed Information Statement. We expect the transaction to close in the last quarter of 2005.

                                          AVRAM A. GLAZER
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618

           This Information Statement is being provided to you by the Board of Directors of Zapata Corporation

     This Information Statement is being furnished by our Board of Directors to the holders of our common stock as of October 14, 2005 to provide information with respect to the taking of corporate action by the written consent of our majority stockholder. Our majority stockholder, the Malcolm I. Glazer Family Limited Partnership, approved, by written consent, the sale of all of our 4,162,394 shares of common stock of Safety Components International, Inc. to WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., pursuant to the terms and conditions of a stock purchase agreement, dated September 23, 2005, among Zapata, WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., as amended by Amendment No. 1 and Joinder dated September 26, 2005. Our Board of Directors decided to obtain the written consent of our majority stockholder in order to avoid the costs and management time required to hold a special meeting of stockholders.

     All required corporate approvals of the proposed sale have been obtained, subject to furnishing this Information Statement and twenty business (20) days elapsing from its mailing to our stockholders. This Information Statement is furnished solely for the purpose of informing stockholders of the approval of the proposed sale by our Board of Directors, and majority stockholder, the Malcolm Glazer Family Limited Partnership. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held as of the record date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     Copies of our Annual Report on Form 10-K for 2004, and our most recent Quarterly Report on Form 10-Q are enclosed. This Information Statement and the accompanying enclosures are being first given or sent to stockholders on
          , 2005.

                               TABLE OF CONTENTS

SUMMARY OF THE PROPOSED SALE OF SAFETY COMPONENTS SHARES....    1
QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE OF SAFETY
  COMPONENTS SHARES.........................................    5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........    7
THE PROPOSED SALE OF SAFETY COMPONENTS SHARES...............    8
  Background Of The Sale....................................    8
  Our Reasons For The Sale..................................    9
  Description of the Terms of the Stock Purchase
     Agreement..............................................   10
  Regulatory Approvals......................................   14
  Safety Components Management Retention Plan...............   14
  Effect on Zapata of the Sale of Safety Components
     Shares.................................................   14
  Effect on Zapata Stockholders of the Sale of Safety
     Components Shares......................................   14
  Vote Required.............................................   15
  Voting Securities; Record Date; Voting Agreement..........   15
  Notice of Action by Written Consent.......................   15
  Information About the Parties to the Sale.................   15
  Net Proceeds from the Proposed Sale.......................   16
  Accounting Treatment......................................   16
  Federal Income Tax Consequences...........................   16
  Interest of Certain Persons in the Matters to be Acted
     Upon...................................................   16
  Board of Directors of Safety Components after the Sale....   16
  No Dissenters' Rights.....................................   17
  Miscellaneous.............................................   17
SELECTED FINANCIAL DATA.....................................   18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF ZAPATA CORPORATION..........................   19
RECENT DEVELOPMENTS CONCERNING ZAPATA CORPORATION...........   22
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........   23
OTHER MATTERS...............................................   24
INDEX OF FINANCIAL STATEMENTS...............................  F-1

                               LIST OF APPENDICES

Appendix A  Stock Purchase Agreement, dated September 23, 2005, between Zapata,
            WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P. (as amended by Amendment No. 1 and Joinder dated September 26, 2005).

Appendix B  Written Consent of the Malcolm I. Glazer Family Limited Partnership
            dated          , 2005.

            SUMMARY OF THE PROPOSED SALE OF SAFETY COMPONENTS SHARES

     The following summary highlights material information from this Information Statement regarding our sale of all the 4,162,394 shares of common stock of Safety Components International, Inc. that we hold to WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., and does not contain all of the information that is important to you. To fully understand the transaction, you should carefully read the entire Information Statement and the referenced documents, including the stock purchase agreement attached as Appendix A. We have included cross-references in the summary to direct you to more complete descriptions of the topics that we have summarized.

     We effected an eight-for-one stock split of our outstanding shares of common stock, effective at the close of business on April 6, 2005. Where a number of shares of our common stock is listed in this Information Statement for a date or period prior to the effective date of the stock split, that number of shares of common stock has been proportionately adjusted as if the eight-for-one stock split had been in effect on that prior date or during that prior period.

PARTIES TO THE SALE

     The seller is Zapata Corporation, a Nevada corporation. Zapata is a holding company that currently owns a majority interest in two publicly traded operating companies, including an approximate 77% ownership interest in Safety Components International, Inc. (OTCBB: SAFY), a Delaware corporation, or Safety Components, and an approximate 58% ownership interest in Omega Protein Corporation (NYSE:
OME), a Nevada corporation, or Omega Protein. Zapata's common stock trades on the New York Stock Exchange under the symbol "ZAP."

     The purchasers are two private investment funds, WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., or collectively, the WLR Recovery Funds, both of which are Delaware limited partnerships. These investment funds are advised and managed by Wilbur L. Ross, Jr., and W.L. Ross and Co., LLC or their affiliates. Mr. Ross and other members of the Restructuring Group of Rothschild Inc. organized W.L. Ross and Co., LLC on April 1, 2000. This team has reported that it has restructured more than $200 billion of liabilities in North America and other parts of the world and has become the sponsor of more than $4.0 billion of alternative investment partnerships on behalf of major U.S., European and Japanese institutional investors.

     See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Information About the Parties to the Sale."

ASSETS TO BE SOLD BY US

     We have agreed to sell to the WLR Recovery Funds all of our 4,162,394 Safety Components shares. Safety Components is a low-cost independent supplier of automotive airbag fabric and cushions and technical fabrics and a manufacturer of value-added technical fabrics used in a variety of niche industrial and commercial applications such as fire service apparel, ballistics material for luggage, filtration and military tents. After the sale, Omega Protein will be our sole operating company and we will hold cash and cash equivalents until they are used to fund a new acquisition or other strategic opportunity. See "Financial Statements -- Unaudited Pro Forma Consolidated Financial Information" See "THE PROPOSED SALE OF SAFETY COMPONENTS
SHARES -- Description of the Terms of the Stock Purchase Agreement -- Terms of the Sale."

REASONS FOR THE SALE

     Our board of directors concluded that the sale is in the best interests of Zapata. Our board of directors considered numerous factors in making such a determination, including the following factors, all of which our board of directors believed to be the benefits of the sale:

     - the purchase price for our Safety Components shares and the other terms of the proposed sale, including limited representations and warranties by us concerning Safety Components and the minimal conditions to the WLR Recovery Funds' obligation to close the sale;

     - the expeditious manner in which the transaction could be completed;

     - the business and financial performance, condition and prospects of Safety Components;

     - the current state of, and trends in the automotive parts suppliers' industry;

     - Safety Components' need for additional capital to pursue strategic opportunities, including acquisitions, to diversify and strengthen its business and reduce its risk;

     - Safety Components ability to benefit from W.L Ross' current involvement in the automotive suppliers industry and W.L Ross' interest in pursuing strategic opportunities, including acquisitions, with its significant available capital resources; and

     - the opportunity for us to realize immediate value to fund future acquisitions and strategic opportunities.

     See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Our Reasons for the Sale."

STRUCTURE OF THE SALE

     We have entered into a stock purchase agreement with the WLR Recovery Funds for their purchase of our Safety Components shares. The completion of the sale is subject to the closing conditions described below. Pending completion of the sale, our shares of Safety Components common stock and the purchase price due from the WLR Recovery Funds is being held in escrow with CitiBank, N.A. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Description of the Terms of the Stock Purchase Agreement -- Structure of The Sale."

THE PURCHASE PRICE

     The purchase price for our 4,162,394 shares of Safety Components common stock is $12.30 per share, or $51,197,446 in the aggregate, plus interest earned on the purchase price while in escrow, less certain costs described below. The stockholders will receive no payment in connection with our sale of the Safety Components common stock. See "THE PROPOSED SALE OF SAFETY COMPONENTS
SHARES -- Description of the Terms of the Stock Purchase Agreement -- The Purchase Price."

REGULATORY APPROVALS


     The transaction is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act. The HSR Act requires the parties to file notification and report forms with the United States Federal Trade Commission and the United States Department of Justice and to have a 30 day waiting period after those filings are made expired or terminated before the transaction can close. The parties each submitted their notification and report forms on October 5, 2005. The waiting period is scheduled to expire on November 4, 2005, however, early termination has been requested and may be granted prior to such date. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Regulatory Approvals."

CONDITIONS TO CLOSING

     Each of the parties' obligation to close the transaction is subject to the satisfaction or waiver of the following conditions:

     - each of Zapata's and the WLR Recovery Funds' representations and warranties being true at the closing in all material respects;

     - the holders of a majority of the outstanding shares of our common stock having approved the transaction;

     - no governmental entity having issued a restraining order, injunction or other legal restraint relating to the sale;

     - all waiting periods under the HSR Act having expired or terminated; and

     - with respect only to the WLR Recovery Funds, Zapata having delivered a legal opinion to the WLR Recovery Funds regarding approval of the transaction by Zapata's stockholders.

     See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Description of the Terms of the Stock Purchase Agreement -- Zapata's Conditions to Closing of the Sale" and "-- WLR Recovery Funds Conditions to Closing of the Sale."

CLOSING OF THE SALE

     The closing is to take place on the fourth business day after the conditions set forth in the stock purchase agreement have been satisfied or waived. We expect this to occur in the last quarter of 2005. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Description of the Terms of the Stock Purchase Agreement -- Closing of the Sale", "-- Zapata's Conditions to Closing of the Sale," and "-- WLR Recovery Funds Conditions to Closing of the Sale."

TERMINATION OF THE AGREEMENT

     A non-breaching party may terminate the stock purchase agreement if the other party's covenants have not been satisfied, subject to limited exceptions, on or before December 31, 2005, or if the waiting period under the HSR Act has not expired or terminated by June 30, 2006 (or such later date as may have been agreed upon in writing. See "THE PROPOSED SALE OF SAFETY COMPONENTS
SHARES -- Description of the Terms of the Stock Purchase
Agreement -- Termination of the Agreement."

BREAK-UP FEE

     We may be required to pay to the WLR Recovery Funds a $2,000,000 break-up fee, up to $500,000 in actual, documented, out-of-pocket expenses and eight days of accrued interest on funds borrowed to fund the purchase price escrow deposit, if the stock purchase agreement is terminated due to our breach of covenants to be fulfilled by December 31, 2005 or, if all other closing conditions have been satisfied or waived, the failure to obtain our stockholder approval by June 30, 2006 (in both cases other than as a result of a breach by the WLR Funds). See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Description of the Terms of the Stock Purchase Agreement -- Break-Up Fee."

VOTE REQUIRED

     The sale of the Safety Components shares may be deemed a sale of "all or substantially all" of our assets under Nevada law. To avoid any doubt as to whether the transaction has been properly approved we have conditioned the transaction on the approval of the holders of a majority of our outstanding common stock. Contemporaneously with the execution of the stock purchase agreement, our majority stockholder, the Malcolm I. Glazer Family Limited Partnership, entered into a voting agreement with the WLR Recovery Funds to vote its shares of Zapata common stock in favor of the sale and against any competing transactions. The Malcolm Glazer Family Limited Partnership has also granted the WLR Recovery Funds an irrevocable proxy to vote its Zapata shares in accordance with the voting agreement. The Glazer Partnership holds approximately 51.3% of our outstanding shares of common stock and controls enough voting power to approve the sale without the consent of other Zapata stockholders. On
          , 2005, the Glazer Partnership provided this written consent to us. The written consent will be effective 20 business days following the mailing of this Information Statement and the transaction will be approved at that time. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Vote Required;" "-- Voting Securities; Record Date And Voting Agreement."

ACCOUNTING TREATMENT


     We anticipate that the sale of all of our Safety Components common stock to the WLR Recovery Funds will result in the recognition of a net loss for book purposes. The ultimate amount of such loss will not be known until the conclusion of the transaction since Safety Components' financial statements will continue to be consolidated with Zapata Corporation until closing. Safety Components' recognition of net income for periods subsequent to June 30, 2005 will increase the ultimate loss realized whereas Safety Components' recognition of net loss would decrease the ultimate loss realized. If the transaction had closed on June 30, 2005, we estimate that the loss for book purposes would be approximately $6.3 million. The timing of the recognition of components of the anticipated net loss will be split between the quarter ended September 30, 2005 and the quarter during which this transaction will close. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Accounting Treatment."


FEDERAL INCOME TAX CONSEQUENCES


     Generally, as the expected sale proceeds of $51.2 million exceed Zapata's original purchase price of $47.8 million, the sale will be taxable to us. Adjusting for transaction closing costs and changes in the tax basis, we estimate a taxable gain from the sale of approximately $292,000. Because we have existing loss carryforwards, we do not anticipate that we will pay any income taxes related to the sale. In addition, there will be no direct federal income tax consequences to the holders of Zapata common stock. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Federal Income Tax Consequences."


NO DISSENTERS' RIGHTS

     Under Nevada law our stockholders do not have dissenters' rights or the right to demand an appraisal and receive payment of the fair value of their shares as a result of the sale. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- No Dissenters' Rights."

                QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE OF
                            SAFETY COMPONENTS SHARES

Q.   WHAT WILL HAPPEN IN THE PROPOSED SALE OF SAFETY COMPONENTS COMMON STOCK?

A. Upon receiving stockholder approval and satisfaction or waiver of all other closing conditions, we will sell all of our 4,162,394 shares of Safety Components common stock to the WLR Recovery Funds for $12.30 per share for a total of $51,197,446 in cash. The shares and the purchase price have been deposited into escrow. See "THE PROPOSED SALE OF SAFETY COMPONENTS
     SHARES -- Description of the Terms of the Stock Purchase Agreement -- Terms of the Sale;" "-- Structure of the Sale;" and "-- The Purchase Price."

Q:   WHY IS THE PROPOSED SALE SUBJECT TO APPROVAL BY ZAPATA'S STOCKHOLDERS?

A: Under Nevada law, the sale of "all or substantially all" of our assets requires the affirmative vote of the holders of at least a majority of the voting shares of our outstanding common stock as of the record date. Safety Components represents a substantial portion of our assets, revenues and operating income. To remove any doubt whether the transaction has been properly approved, however, under Nevada law, we conditioned the transaction on stockholder approval.

Q.   AM I BEING ASKED FOR MY APPROVAL OF THE PROPOSED TRANSACTION?

A. No. This Information Statement is being provided to you by our board of directors solely for your information. The holder of a majority of our outstanding common stock has already approved by written consent the sale of our 4,162,394 shares of Safety Components common stock to the WLR Recovery Funds. This consent will take effect 20 business days following the mailing of this Information Statement.

Q:   WHEN WILL THE SALE CLOSE?

A: Unless the stock purchase agreement is terminated, the sale will close on the fourth business day after all of the closing conditions have been satisfied or waived by the party entitled to the benefit of each such condition, including the approval of our stockholders and the expiration or termination of the waiting period under the HSR Act. We anticipate that this will occur in the last quarter of 2005. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Closing of the Sale;" "-- Conditions to Closing of the Sale By Zapata;" "-- WLR Recovery Funds Conditions to Closing of the Sale;" and "-- Termination of The Agreement."

Q.   WHAT WILL BE DONE WITH THE SALE PROCEEDS?

A. We have no immediate plans to use the proceeds from this transaction. We plan to continue to evaluate strategic opportunities for the use of our capital resources, in a manner to enhance value for our stockholders, including future acquisitions or other strategic opportunities.

Q.   WHAT WILL THE EFFECT OF THE SALE BE ON ZAPATA?

A: Following the consummation of the sale, we will no longer hold common stock in Safety Components and will have no interest going forward in the results of operations of Safety Components. After the sale, our remaining assets will consist of our equity holdings in our remaining operating company, Omega Protein, and cash and cash equivalents which may be used for funding future acquisitions or strategic opportunities. See "Financial
     Statements -- Unaudited Pro Forma Consolidated Financial Information."

Q.   WHAT WILL THE EFFECT OF THE SALE BE ON ZAPATA STOCKHOLDERS?

A. Our stockholders will not receive any of the proceeds from the sale of our Safety Components common stock. Our stockholders will retain their equity interest in us and to the rights to sell or otherwise transfer this equity interest.

Q. WHY DID OUR BOARD OF DIRECTORS DECIDE THAT THE SALE OF SAFETY COMPONENTS COMMON STOCK IS IN ZAPATA'S BEST INTEREST?

A. In making this determination, our board of directors considered numerous factors, including the following factors, all of which the board of directors believed to be benefits of the sale:

     - the purchase price for our Safety Components shares and the other terms of the proposed sale, including limited representations and warranties by us concerning Safety Components and the minimal conditions to the WLR Recovery Funds' obligation to close the sale;

     - the expeditious manner in which the transaction could be completed;

     - the business and financial performance, condition and prospects of Safety Components;

     - the current state of, and trends in the automotive parts suppliers' industry;

     - Safety Components' need for additional capital to pursue strategic opportunities, including acquisitions, to diversify and strengthen its business and reduce its risk;

     - Safety Components ability to benefit from W.L Ross & Co.'s current involvement in the automotive suppliers industry and W.L Ross & Co.'s interest in pursuing strategic opportunities, including acquisitions, with its significant available capital resources; and

     - the opportunity for us to realize immediate value to fund future strategic opportunities.

     See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Our Reasons for the Sale."

Q.   WILL ZAPATA HAVE TO PAY TAXES BECAUSE OF THE SALE?

A. The sale will be a taxable transaction. Given our tax basis in the Safety Components common stock that we hold, we estimate our taxable gain from the sale of our 4,162,394 shares of Safety Components common stock to be approximately $292,000. Because we have existing loss carryforwards, we do not anticipate that we will pay any income taxes related to the sale. See "THE PROPOSED SALE OF SAFETY COMPONENTS SHARES -- Federal Income Tax Consequences."

Q.   WHERE CAN I FIND OUT MORE INFORMATION ABOUT ZAPATA?

A. You may find additional information about us from the various sources described under the caption See "OTHER MATTERS -- Where You Can Find More Information."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information included in this Information Statement includes forward -- looking statements that are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements.

     Actual results may differ materially from the results discussed in the forward-looking statements as a result of important risk factors. These risks include, without limitation, the possibility that the sale will not close or that the closing of the sale may be delayed. We do not undertake any obligation to update these forward-looking statements or to update the reasons actual results could differ from those projected in the forward-looking statements.

                              THE PROPOSED SALE OF
                            SAFETY COMPONENTS SHARES

     On September 23, 2005, we entered into a stock purchase agreement with the WLR Recovery Funds to sell all of the 4,162,394 shares that we hold of Safety Components common stock for a sale price of $12.30 per share, or $51,197,446 in the aggregate. These shares represent approximately 77.3% of Safety Components' outstanding shares of common stock. The certificate for these shares and the full purchase price have been placed in escrow with CitiBank, N.A., pending the closing or termination of the transaction. The closing of the transaction is subject to customary closing conditions, including the approval of the holders of a majority of our outstanding common stock, and the expiration or termination of applicable waiting periods under the HSR Act. Our majority stockholder, the Malcolm Glazer Family Limited Partnership, entered into a voting agreement with the WLR Recovery Funds contemporaneously with the execution of the stock purchase agreement and granted the WLR Recovery Funds an irrevocable proxy to vote its Zapata shares consistent with the voting agreement. The voting agreement requires the Glazer Partnership to vote in favor of the transaction and against competing proposals. The Glazer Partnership has provided a written consent approving the sale, which will become effective 20 business days after the mailing of this Information Statement.

BACKGROUND OF THE SALE


     Zapata Corporation owns 4,162,394 shares, or approximately 77.3%, of Safety Components outstanding common stock. Safety Components is a separate publicly-traded company whose shares trade on the OTC Bulletin Board Zapata and Safety Components have separate boards of directors. Two of Zapata's officers, Avram Glazer and Leonard DiSalvo serve on the Safety Components Board of Directors.



     Safety Components has reported that in July 2004, the Safety Components board of directors engaged an investment banking firm to locate a buyer for all of the outstanding shares of Safety Components. On September 8, 2004, the investment banking firm reported to the Safety Components board of directors that since its engagement, it had contacted approximately 54 parties, of which 35 parties executed confidentiality agreements and received a confidential information memorandum about Safety Components. From September 2004 through November 2004, several of these parties provided preliminary indications of interest to Safety Components about purchasing all the outstanding shares of Safety Components. From November 2004 until February 2005, one party conducted extensive due diligence and limited and unsuccessful negotiations with the Safety Components board of directors for the purchase of all the outstanding shares of Safety Components.



     On June 7, 2005, Zapata received directly from another party, a verbal expression of interest for purchasing only the Safety Components shares held by Zapata. This expression of interest was formalized in a written letter submitted to Zapata on June 9, 2005. Zapata referred the party to the Safety Components' board of directors. On July 27, 2005, the party submitted to the Safety Components board of directors a formal written expression of interest in purchasing all of the outstanding shares of Safety Components in a negotiated transaction. On July 28, 2005, the Safety Components board of directors formed a special committee, consisting of Safety Components directors Avram Glazer and Dr. Daniel Tessoni, to represent Safety Components in the sale process. Mr. Glazer is Zapata's Chief Executive Officer and President and Dr. Tessoni is the sole non-management Safety Components director unaffiliated with Zapata.



     Two other parties subsequently contacted the Safety Components special committee and also expressed interest in Safety Components. All three parties executed confidentiality agreements in favor of Safety Components that, among other things, contained standstill provisions prohibiting any purchases of Safety Components stock without the express consent of Safety Components. The three parties subsequently conducted due diligence and met with Safety Components management. These parties were unable to reach agreement.



     In or about the first week of September 2005, one of these parties contacted Zapata and expressed an interest in purchasing only the Safety Components shares held by Zapata at a price of $11.25 per share.

Zapata subsequently received a proposal from a new party, W.L. Ross & Co., or about September 19, 2005, which had not previously communicated with Safety Components, for the purchase of only the Safety Components shares held by Zapata at a price of $12.20 per share. On September 19, 2005, Zapata referred W.L. Ross & Co. to the Safety Components special committee. On September 20, 2005, Mr. Glazer resigned from the Safety Components special committee. On September 21, 2005, W.L. Ross & Co., through an affiliate, negotiated and executed a confidentiality agreement in favor of Safety Components that contained a standstill provision prohibiting the acquisition of Safety Components stock.



     Zapata submitted a form of stock purchase agreement to the two parties interested in purchasing only the Safety Components shares held by Zapata, including W.L. Ross & Co. Zapata received back from one of the parties a marked copy of the agreement which contained extensive revisions to the terms and a purchase offer of $11.25 per share. In its response, W.L. Ross & Co. requested significantly less revisions to the agreement's terms and proposed a $12.30 per share price, all of which presented a more favorable transaction to Zapata.



     On the evening of September 21, 2005, Zapata's board of directors met to consider the sale of the Safety Components shares held by Zapata. Zapata management and counsel reviewed the two proposals that had been received. Zapata directors reviewed and discussed the proposals, Safety Components' financial performance, condition and prospects, Safety Components' efforts to find a buyer for itself, Safety Components' historical stock prices and limited trading volume, the current status of and trends in the automotive parts suppliers' industry, the accounting and tax consequences of the proposed transaction and other relevant information. The Zapata board of directors authorized Zapata's officers to conclude a sale of its Safety Components shares on favorable terms, subject to a minimum price of $11.25 per share, Safety Components waiving the standstill provisions under its confidentiality agreements and Zapata stockholder approval. In approving the sale on these terms, our board of directors considered a number of favorable factors supporting the sale as well as negative factors militating against the sale. See "The Proposed Sale of Safety Components Shares -- Reasons for the Sale." Zapata decided to accept the W.L. Ross & Co., offer over the other offer primarily because of the higher price and it required fewer conditions to closing.



     Safety Components has reported that on September 22, 2005, Safety Component's board of directors established a new special committee to evaluate whether or not to waive the standstill provisions under its confidentiality agreement with W.L. Ross. The Safety Components' board of directors appointed Dr. Tessoni to this committee. The Safety Components special committee reviewed the proposed transaction and the potential impact on Safety Components, including a direct inquiry of Mr. Ross as to his intentions with respect to the control and management of Safety Components. The Safety Components special committee determined in its business judgment that the acquisition by the WLR Recovery Funds of the Safety Components shares held by Zapata would provide Safety Components with an opportunity for improvement to its strategic business plan and focus and continued access by the Safety Components minority stockholders to the public equity markets. As such, in the judgment of the Safety Components special committee, the sale by Zapata of its Safety Components shares would be in the best interests of Safety Components and its minority stockholders. Accordingly, the Safety Components special committee authorized and directed Safety Components to waive the standstill provisions applicable to the WLR Recovery Funds in order to permit Zapata's sale of its Safety Components shares to proceed.


     From September 21, 2005 until September 23, 2005, Zapata conducted negotiations with the WLR Recovery Funds. On September 23, 2005, the parties entered into a stock purchase agreement providing for the transaction at a final price of $12.30 per share. In addition, on the same date Zapata's majority stockholder, the Malcolm Glazer Family Limited Partnership, and the WLR Recovery Funds, executed a voting agreement pursuant to which the Glazer Partnership agreed to vote in favor of the proposed transaction and against any competing proposal. Pursuant the voting agreement, the Glazer Partnership granted the WLR Recovery Funds an irrevocable proxy to vote its Zapata shares in accordance with the voting agreement.

     The parties announced the transaction on September 26, 2005.

OUR REASONS FOR THE SALE

     Our board of directors has concluded that the sale of all of our 4,162,394 shares of Safety Components common stock to the WLR Recovery Funds is in Zapata's best interests. In arriving at this conclusion, our board of directors considered a number of factors, including the following favorable factors supporting the sale:

     - the purchase price for our Safety Components shares and the other terms of the proposed sale, including the limited representations and warranties by us concerning Safety Components and the minimal conditions to the WLR Recovery Funds' obligation to close the sale;

     - the expeditious manner in which the transaction could be completed;

     - the business and financial performance, condition and prospects of Safety Components;

     - the current state of, and trends in the automotive parts suppliers' industry;

     - Safety Components' need for additional capital to pursue strategic opportunities, including acquisitions, to diversify and strengthen its business and reduce its risk;

     - Safety Components' ability to benefit from W.L. Ross & Associates' current involvement in the automotive suppliers industry and W.L. Ross' interest in pursuing strategic opportunities, including acquisitions, with its significant available capital resources; and

     - the opportunity for us to realize immediate value to fund future strategic opportunities.

     In reaching its conclusion, our board of directors also considered the following negative factors mitigating against the sale:

     - we will lose control of Safety Components;

     - Safety Components' operations will no longer be consolidated with us and, accordingly, we would no longer reflect Safety Components' operations in our financial statements and operations;

     - risk that the sale may not be completed;

     - risk that the announcement of the sale and the efforts necessary to complete the sale could disrupt operations by, among other things, diverting Safety Components management and other resources from day-to-day operations; and

     - risk that Safety Components' management could seek alternate employment in light of the uncertainty presented by the change of control of Safety Components.

     Our board of directors viewed its determination and approval as being based on the totality of the information presented. In considering all the factors described above, individual directors may have given different weight to different factors. Our board of directors considered all these factors as a whole to be favorable to us, and to support its determination to approve the sale.

     Our board of directors did not obtain an opinion as to the appropriateness of the consideration being paid in the transaction by an independent financial advisor. Instead, our board of directors based its decision in this regard upon significant and extensive market information obtained through the Safety Components sales process, and contacts with other potential interested parties. In addition, our board of directors discussed and considered Safety Components financial condition, performance and prospects and the trading price and limited trading volume of Safety Components' common stock since Zapata's initial acquisition of its Safety Components shares in September 2003.

DESCRIPTION OF THE TERMS OF THE STOCK PURCHASE AGREEMENT

     The following is a summary of significant provisions of the stock purchase agreement. This summary does not provide a complete description of all the terms and conditions of the stock purchase agreement.

The stock purchase agreement is attached as Appendix A (without schedules or exhibits). You should read the stock purchase agreement for a complete understanding of its terms.

  Structure of the Sale

     The stock purchase agreement provides that, upon the approval of a majority of our outstanding shares of common stock, and the satisfaction, or waiver, if necessary, of certain other conditions, the WLR Recovery Funds will acquire from us all of our 4,162,394 shares of Safety Components common stock. These shares represent approximately 77.3% of Safety Components' outstanding common stock. Of the 4,162,394 shares that we will sell, WLR Recovery Fund II, L.P. will purchase 241,419 shares and WLR Recovery Fund III, L.P. will purchase 3,920,975 shares.

     The stock certificate representing the shares of Safety Components common stock being sold under the stock purchase agreement, a stock power duly endorsed in blank, and the purchase price for such shares have been placed in escrow with Citibank, N.A. pending the closing of the sale. All dividends or distributions declared or paid with respect to the shares from the date of the stock purchase agreement to the closing, if any, and all accrued interest on such dividends or distributions will be paid to the WLR Recovery Funds at the closing. All interest accrued on the purchase price while the purchase price is held in escrow (less the interest accrued on the amount borrowed by the WLR Recovery Funds to fund the deposit of the purchase price in escrow for up to the first eight days after the initial deposit) will be paid to us at the closing.

  The Purchase Price

     The purchase price for our sale of our 4,162,394 shares of Safety Components common stock is $12.30 per share, or a total of $51,197,446, plus all interest accrued on the purchase price while the purchase price is held in escrow (less the interest accrued on the amount borrowed by the WLR Recovery Funds to fund the deposit of the purchase price in escrow for up to the first eight days after the initial deposit).

  Closing of the Sale

     The closing of the sale all of our Safety Components shares to the WLR Recovery Funds is scheduled to take place on the fourth business day after the conditions set forth in the stock purchase agreement have been satisfied or waived.

  Representations and Warranties

     We have made customary representations and warranties in the stock purchase agreement with respect to Zapata and very limited representations and warranties with respect to Safety Components relating to the matters listed below:

     - corporate organization and existence of Zapata;

     - corporate power and authority of Zapata;

     - authorization of Zapata;

     - execution, delivery, and enforceability of stock purchase agreement by Zapata;

     - title to Safety Components shares and no encumbrances thereon by Zapata;

     - no stockholders agreements, voting agreements or proxies with respect to Safety Components shares by Zapata;

     - no rights to acquire additional Safety Components shares by Zapata;

     - sold Safety Components shares represent all of the Safety Components securities owned by Zapata;

     - no conflicts with certificate of incorporation or by-laws of Zapata or Safety Components;

     - no material violation of, or creation of a lien under, contracts, law or consents of Zapata or Safety Components; and

     - amount of payments from Safety Components to Zapata.

     Each of the WLR Recovery Funds have made customary representations and warranties in the stock purchase agreement with respect to itself relating to the matters listed below:

     - organization and existence, power and authority and authorization;

     - execution, delivery, and enforceability;

     - the shares being purchased not being registered and awareness that such shares must be registered or exempt prior to sale;

     - the purchase of shares for its own account;

     - accredited investor status; and

     - no conflicts with their partnership agreements, no material violation of, or creation of a lien under, their contracts, and no material violation of law.

     The WLR Recovery Funds have specifically acknowledged that we made no representations or warranties as to the financial statements, financial condition, financial performance, future prospects or plans or any other aspect of Safety Components. The WLR Recovery Funds further acknowledged that the WLR Recovery Funds have independently and without reliance on us, made their own investigation and analysis to enter into the transaction and that we did not make any representations or warranties other than those set forth in the stock purchase agreement.

  Mutual Covenants

     In the stock purchase agreement, both we and the WLR Recovery Funds agreed, among other covenants, to:

     - use best efforts to take all actions and things necessary to consummate the sale as promptly as practicable;

     - within 10 business days following the date of the stock purchase agreement, file the notification and report form required of us under the HSR Act, promptly submit any additional materials that may be reasonably requested, and exercise our best efforts to obtain early termination of the waiting period, and otherwise obtain prompt clearance, under the HSR Act;

     - give the other reasonably prompt notice of any communication with any governmental authority regarding the HSR filings, not participate in any communication with any governmental authority regarding such filings without giving the other prior notice, and share the filing fees equally;

     - give notice to the other promptly after becoming aware of any event that would be likely to cause any representation to be untrue in any material respect at or prior to the closing, or any condition to be unsatisfied at or prior to the closing;

     - give notice to the other promptly after becoming aware of a material failure to comply with a covenant; and

     - perform all covenants, subject to limited exceptions, on or before December 31, 2005.

  Zapata Covenants

     We agreed, among other covenants, to:

     - within 10 days following the date of the stock purchase agreement, prepare and file a preliminary Information Statement with the Securities and Exchange Commission, or SEC, to use our commercially reasonable best efforts to promptly respond to the comments of the SEC, if any, furnish all information required in this Information Statement and mail this Information Statement (and any amendments, supplements or supplemented materials) to our stockholders;

     - seek the written consent to the sale by our stockholders and to notify the WLR Recovery Funds in writing upon receiving such consent;

     - immediately following the closing and until shares are issued in the name of the WLR Recovery Funds, vote our shares in the manner required to cause the persons designated by the WLR Recovery Funds to constitute the majority of Safety Components' board of directors (exclusive of our representatives); and

     - cause any of our remaining representatives on Safety Components' board of directors to resign promptly following the issuance of the shares of Safety Components stock purchased by the WLR Recovery Funds from us.

  WLR Recovery Funds Covenants

     - The WLR Recovery Funds agreed to, among other covenants, promptly following the date of the stock purchase agreement, provide Safety Components with the names of the representatives to be elected to the Safety Components board of directors and such information as Safety Components may require in order to have such representatives elected to its board of directors and to comply with Section 14(f) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to closing.

  Zapata's Conditions to Closing of the Sale

     Our obligation to close the sale is subject to the satisfaction of the following conditions (or our waiver of such conditions):

     - the WLR Recovery Funds' representations and warranties being true as of the closing in all material respects;

     - the holders of a majority of our outstanding shares of common stock having approved the transaction;

     - no governmental entity having issued a restraining order, injunction or other legal restraint relating to the sale; and

     - all waiting periods under the HSR Act having expired or terminated.

  WLR Recovery Funds Conditions to Closing of the Sales

     The WLR Recovery Funds' obligation to close the sale is subject to the satisfaction of the following conditions (or WLR Recovery Funds' waiver of such conditions):

     - our representations and warranties being true as of the closing in all material respects;

     - the holders of a majority of the outstanding shares of our common stock having approved the sale;

     - no governmental entity having issued a restraining order, injunction or other legal restraint relating to the sale;

     - all waiting periods under the HSR Act having expired or terminated; and

     - with respect solely to the WLR Recovery Funds, the delivery of a legal opinion regarding our execution, delivery and performance of the stock purchase agreement.

  Termination of the Agreement

     The stock purchase agreement may be terminated by us or the WLR Recovery Funds upon written notice to the other if all of the other party's covenants have not been satisfied, subject to limited exceptions, on or before December 31, 2005, or if the waiting periods under the HSR Act have not expired or terminated on or before June 30, 2006, (or such later date as may have been agreed upon in writing). A party, however, may not terminate the agreement if the non-performance of a covenant by the other party or the non-expiration or non-termination of the waiting periods under the HSR Act (as applicable) is due to the breach of, or noncompliance with, a covenant by the party seeking to terminate the agreement.

  Break-Up Fee

     If the stock purchase agreement is terminated by the WLR Recovery Funds we must pay to the WLR Recovery Funds a $2,000,000 break-up fee, reimburse the WLR Recovery Funds for their out-of-pocket expenses incurred in negotiating the stock purchase agreement up to a maximum of $500,000, and pay to the WLR Recovery Funds the interest accrued on the amount borrowed by the WLR Recovery Funds to fund the deposit of the purchase price in escrow for up to the first eight days after the initial deposit if either of the following conditions exist other than as a result of a breach of the stock purchase agreement by the WLR Recovery Funds:

     - we have not performed all our covenants, subject to limited exceptions, on or before December 31, 2005; or

     - the holders of a majority of the outstanding shares of our common stock have not approved the transaction by June 30, 2006 and all other conditions to the closing have been fulfilled or waived.

  Expenses

     Except as provided above, each of us and the WLR Recovery Funds bears our own expenses in connection with this stock purchase agreement and the sale of all of our 4,162,394 shares of Safety Components common stock to the WLR Recovery Funds, including, without limitation, all fees of respective legal counsel, investment advisors and accountants. We have agreed with the WLR Recovery Funds to share equally the filing fees for the transaction under the HSR Act.

REGULATORY APPROVALS


     The HSR Act provides that transactions such as our sale of all of our Safety Components common stock to the WLR Recovery Funds may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On October 5, 2005, we filed Notification and Report Forms with the Premerger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice requesting an early termination of the waiting period. If the early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, based on our filing date, the waiting period will expire at 11:59 p.m. on November 4, 2005.


     Except as noted above with respect to the required filings under the HSR Act and the filing of this Information Statement with the SEC (and such other reports as may be required, if any, under the Exchange Act) we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the sale by us of all our Safety Components common stock.

SAFETY COMPONENTS MANAGEMENT RETENTION PLAN

     On October 3, 2005, our board of directors approved a plan in order to provide Safety Components management with an incentive to continue with Safety Components until the completion of the proposed sale to WLR Recovery Funds. Under this plan, Zapata has agreed to pay an aggregate of $1,000,000 in the form of a capital contribution to Safety Components for the Safety Components compensation committee to pay bonuses to the Safety Components executive officers and key employees.

EFFECT ON ZAPATA OF THE SALE OF SAFETY COMPONENTS SHARES

     Following the consummation of the sale, we will no longer hold common stock in Safety Components and will have no interest going forward in the results of operations of Safety Components. After the sale, our remaining assets will consist of our equity holdings in our remaining operating company, Omega Protein, and cash and cash equivalents which may be used for funding future acquisitions or strategic opportunities. See "Financial Statements -- Unaudited Pro Forma Consolidated Financial Information."

EFFECT ON ZAPATA STOCKHOLDERS OF THE SALE OF SAFETY COMPONENTS SHARES

     Our stockholders will not receive any of the proceeds from the sale of our Safety Components common stock. Our stockholders will retain their equity interest in us and to the rights to sell or otherwise transfer this equity interest.

VOTE REQUIRED


     Under Nevada law, the sale of "all or substantially all" our assets requires the affirmative vote of the holders of at least a majority of the voting shares of our outstanding common stock as of the record date. Safety Components represents a substantial portion of our assets, revenues and operating income. Nevertheless, after the sale, we will continue to own substantial assets, including approximately 58% of the outstanding shares of common stock of our other operating company, Omega Protein, and cash and cash equivalents. To remove any doubt whether the transaction has been properly approved, however, under Nevada law, we conditioned the transaction on stockholder approval.


VOTING SECURITIES; RECORD DATE; VOTING AGREEMENT

     As of the record date, we had 19,137,856 shares of our common stock outstanding. Each share of common stock is entitled to one vote. We do not have any class of voting securities outstanding at this date other than our common stock. The record date for determining the stockholders who are entitled to give a written consent for the sale proposal is October 14, 2005.


     Your consent is not required and is not being solicited in connection with the sale of our Safety Components Shares. Pursuant to Nevada law, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. As of the record date, the Malcolm Glazer Family Limited Partnership held 9,813,112 shares of our common stock, which constitutes a majority of our outstanding shares of common stock.



     As a condition to the WLR Recovery Funds entering into the stock purchase agreement, contemporaneously with the execution of the stock purchase agreement, the Malcolm Glazer Family Limited Partnership, and the WLR Recovery Funds entered into a voting agreement pursuant to which it agreed to vote in favor of the proposed sale and against any competing transaction. In addition, pursuant to the voting agreement, the Glazer Partnership granted the WLR Recovery Funds an irrevocable proxy to vote its Zapata shares consistent with the voting agreement. As a result, the Glazer Partnership has executed a written consent which is sufficient, without the concurring consent of any of our other stockholders, to satisfy the stockholder approval closing condition for both parties, subject to the mailing of this Information Statement 20 business days prior to the written consent becoming effective.


NOTICE OF ACTION BY WRITTEN CONSENT

     Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Exchange Act, we are required to distribute this Information Statement to every stockholder from whom consent is not solicited at least 20 business days prior to the earliest date on which the written consent executed by the Malcolm Glazer Family Limited Partnership becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.

INFORMATION ABOUT THE PARTIES TO THE SALE

     Zapata Corporation is a Nevada corporation with its main office at 100 Meridian Centre, Suite 350, Rochester, New York 14618. The telephone number for our main office is (585) 242-2000. We are a holding company which currently has two publicly held operating companies, Safety Components

(OTCBB: SAFY) and Omega Protein Corporation (NYSE: OME). We hold an approximately 77.3% ownership interest in Safety Components and an approximate 58% ownership interest in Omega Protein. We also own approximately 98% of Zap.Com Corporation (OTCBB: ZPCM), a Nevada corporation which is a public shell company. Zapata's common stock trades on the New York Stock Exchange under the symbol "ZAP."

     WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., or the WLR Recovery Funds, are Delaware limited partnerships, with their main offices at 600 Lexington Avenue, New York, New York 10022. The telephone number for the WLR Recovery Funds' main office is (212) 826-1100. The WLR Recovery Funds are investment funds. The general partner of WLR Recovery Fund II, L.P. is WLR Recovery Associates II LLC. Wilbur L. Ross, Jr. is the managing member, and W.L. Ross and Co., LLC is the investment advisor, of WLR Recovery Associates II LLC. The general partner of WLR Recovery Fund III, L.P. is WLR Recovery Associates III LLC. Wilbur L. Ross, Jr. is the managing member, and W.L. Ross & Co. LLC is the investment advisor, of WLR Recovery Associates III LLC. W.L. Ross & Co., LLC was organized on April 1, 2000 by Wilbur L. Ross, Jr. and other members of the Restructuring Group of Rothschild Inc. W.L. Ross & Co, has reported that this team had restructured more than $200 billion of liabilities in North America and other parts of the world. The firm maintains offices in New York City and has reported that it is the sponsor of more than $4.0 billion of alternative investment partnerships on behalf of major U.S., European and Japanese institutional investors. Selected current and recent portfolio companies include International Coal Group, Inc., a leading producer of coal in Northern and Central Appalachia, International Steel Group, the largest integrated steel producer in North America, and International Textile Group, a combination of Burlington Industries and Cone Mill.

     Safety Components International, Inc. is a Delaware corporation with its main office at 41 Stevens Street Greenville, South Carolina 29605. The telephone number for Safety Components' main office is (864) 240-2600. Safety Components is a low-cost independent supplier of automotive airbag fabric and cushions and technical fabrics with operations in North America and Europe. Safety Components has recently entered into joint ventures to produce products in China and South Africa, although commercial production has not yet commenced in either of these locations. Safety Components also manufactures value-added technical fabrics used in a variety of niche industrial and commercial applications such as fire service apparel, ballistics material for luggage, filtration and military tents. Safety Components' common stock trades on the Over the Counter Bulletin Board under the symbol "SAFY."

NET PROCEEDS FROM THE PROPOSED SALE

     We have no immediate plans to use the net proceeds from the sale. We plan to continue to evaluate strategic opportunities for the use of our capital resources in a manner to enhance value for our stockholders by way of future acquisitions or other strategic opportunities.

ACCOUNTING TREATMENT


     Our sale of all of our Safety Components common stock to the WLR Recovery Funds will be accounted for as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, assets classified as held for sale shall be measured at the lower of the carrying amount or fair value less cost to sell. We anticipate that this transaction will result in the recognition of a net loss for book purposes. The ultimate amount of such loss will not be known until the conclusion of the transaction since Safety Components' financial statements will continue to be consolidated with Zapata Corporation until closing.



     If the transaction had closed on June 30, 2005, we estimate that the loss for book purposes would be approximately $6.3 million. This loss would consist of a $9.9 million loss to be recognized primarily to reduce the carrying value of Safety Components to the fair value less cost to sell, offset by an approximate gain of $3.6 million which represents the reversal of deferred tax liabilities established during periods in which Safety Components was consolidated for book purposes and not consolidated for tax purposes.

Safety Components' recognition of net income for periods subsequent to June 30, 2005 will increase the ultimate loss realized whereas Safety Components' recognition of net loss would decrease the ultimate loss realized.



     The timing of the recognition of components of the anticipated net loss will be split between the quarter ended September 30, 2005 and the quarter during which this transaction will close. Using the June 30, 2005 example from above, Zapata would recognize a $9.9 million loss during the quarter ended September 30, 2005. As described above, the $9.9 million will be adjusted for Zapata's proportionate share of Safety Components' net income (loss) for the three months ended September 30, 2005. This loss will be recognized during the quarter ended September 30, 2005 in accordance with the provisions of SFAS No.
144. Using the June 30, 2005 example from above, Zapata will recognize a $3.6 million gain at the closing of the transaction. This gain will be adjusted for any changes to the balance of deferred tax liabilities subsequent to June 30, 2005. The reversal these deferred tax liabilities would occur concurrent with the closing of this transaction since earlier reversal would constitute a contingent gain and is precluded by SFAS No. 5, "Accounting for Contingencies."


FEDERAL INCOME TAX CONSEQUENCES


     Generally, as the expected sale proceeds of $51.2 million exceed Zapata's original purchase price of $47.8 million, the sale will be taxable to us. Adjusting for transaction closing costs and changes in the tax basis, we estimate a taxable gain from the sale of approximately $292,000. Because we have existing loss carryforwards, we do not anticipate that we will pay any income taxes related to the sale. In addition, there will be no direct federal income tax consequences to the holders of Zapata common stock.


INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

     As of the date of this Information Statement there are no persons who have been a director or officer of Zapata, or any associate of such person, since the beginning of the last fiscal year, that have any substantial interest in the matters acted upon by the written consent.

BOARD OF DIRECTORS OF SAFETY COMPONENTS AFTER THE SALE

     We have agreed to, immediately following the closing and until Safety Components shares are issued in the name of the WLR Recovery Funds, vote our shares in the manner required to cause the persons designated by the WLR Recovery Funds to constitute the majority of Safety Components' board of directors, exclusive of Zapata's representatives. In addition, Zapata has agreed to cause its representatives on the Safety Components board of directors to resign as directors upon the issuance of the Safety Components shares in the name of the WLR Recovery Funds.

NO DISSENTERS' RIGHTS

     Neither the Nevada Revised Statutes, nor our articles of incorporation, nor our by-laws, provide our stockholders with dissenters' rights or the right to demand appraisal of their shares as a result of the sale of all of our Safety Components common stock to the WLR Recovery Funds as described in this Information Statement.

MISCELLANEOUS

     The cost of delivering this Information Statement to our stockholders will be paid by Zapata. Such costs consist of the printing, the handling and the mailing of this Information Statement and related materials, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding this Information Statement to the beneficial owners of our stock.

                            SELECTED FINANCIAL DATA

     The following table sets forth certain of our selected historic consolidated financial information for the periods and as of the dates presented and should be read in conjunction with our consolidated financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this Information Statement. All amounts are in thousands, except for per share amounts.

                                                                                                               FOR THE SIX
                                                                                                              MONTHS ENDED
                                                           FOR THE YEAR ENDED DECEMBER 31,                      JUNE 30,}
                                             -----------------------------------------------------------   -------------------
                                               2004     2003(1)    2002(2)    2001(3)(4)   2000(5)(6)(7)     2005       2004
                                             --------   --------   --------   ----------   -------------   --------   --------
                                                                                                               (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues.................................  $367,528   $181,429   $117,008    $98,836       $ 84,140      $168,961   $186,601
  Operating income (loss)..................    15,569      6,905     15,803      1,838        (38,470)        4,360     12,494
  Net income (loss) to common
    stockholders...........................     3,733        892      6,473      4,434        (25,988)          542      2,635
  Earnings (loss) per share:
    Basic..................................      0.20       0.05       0.34       0.23          (1.36)         0.03       0.14
    Diluted................................      0.19       0.05       0.34       0.23          (1.36)         0.03       0.14
  Cash dividend paid.......................        --         --         --         --             --            --         --
  Common stock dividends paid, per share...        --         --         --         --             --            --         --
CASH FLOW DATA:
  Capital expenditures.....................    29,454     15,451      7,803      1,972          8,452        15,388     15,512

                                                                 AS OF DECEMBER 31,                          AS OF JUNE 30,
                                             -----------------------------------------------------------   -------------------
                                               2004     2003(1)    2002(2)    2001(3)(4)   2000(5)(6)(7)     2005       2004
                                             --------   --------   --------   ----------   -------------   --------   --------
                                                                                                               (UNAUDITED)
BALANCE SHEET DATA:
  Working capital..........................  $141,810   $140,818   $148,580    $133,736      $100,628      $139,491   $146,714
  Property and equipment, net..............   137,301    125,695     80,842      82,239        89,374       139,382    129,770
  Total assets.............................   362,489    359,039    284,977     271,677       261,859       358,848    364,207
  Current maturities of long-term debt.....     4,924      5,780      1,270       1,296         1,227         3,920      5,196
  Long-term debt...........................    19,672     29,422     14,239      15,510        14,827        17,574     31,263
  Stockholders' equity.....................   186,314    182,537    175,262     169,851       164,995       182,890    181,885

---------------

(1) During 2003, we purchased approximately 84% of the common stock of Safety Components. Accordingly, balance sheet data related to Safety Components has been included in our consolidated balance sheet since the date of the acquisition. We began consolidating amounts related to Safety Components' income statement and cash flow in the fourth quarter of 2003.

(2) During 2002, we received a federal tax refund of approximately $17.3 million primarily related to losses realized on the sale in 2001 of certain non-investment grade securities and the sale of our holdings of Viskase Corporation, or Viskase, common stock.

(3) During 2001, we recognized impairment charges of approximately $11.8 million based on adverse market conditions and the sale of non-investment grade securities.

(4) During 2001, we sold our Viskase shares. See Note 2 above.

(5) In December 2000, in connection with the termination of our Internet businesses, Zap.Com recorded the necessary charges to write down applicable investments in long-lived assets (which consisted mainly of its capitalized software costs) to fair value, and to record estimated liabilities, including costs associated with the termination of various contracts. These charges totaled $1.5 million. In addition, Charged Productions, Inc. (our former subsidiary) incurred a one-time charge of approximately $434,000 related to asset write-downs and approximately $182,000 related to contract termination expenses.

(6) During 2000, we recorded impairment losses of $13.2 million based on adverse market conditions related to its non-investment grade holdings.

(7) During 2000, Omega Protein recorded inventory write-downs of $18.1 million for market declines in the inventory values of Omega Protein's fish meal and fish oil.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
                               ZAPATA CORPORATION

     The following table indicates the number of shares of common stock owned beneficially as of September 30, 2005 by:

     - each person known to us to beneficially own more than 5% of the outstanding shares of common stock,

     - each director,

     - our chief executive officer and chief financial officer, and

     - all directors and executive officers as a group.

     Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. We do not know of any arrangements, including any pledge by any person of Zapata securities, the operation of which may at a subsequent date result in a change of control.

     The following calculations are based upon the shares of our common stock issued and outstanding on September 30, 2005 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of our common stock subject to options exercisable within sixty (60) days of September 30, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

     We effected an eight-for-one stock split of our outstanding shares of common stock, effective at the close of business on April 6, 2005. Where a number of shares of common stock is shown below for a date prior to the effective date of the stock split, that number of shares of common stock has been proportionately adjusted as if the eight-for-one stock split had been in effect on that prior date or during that period.

                               ZAPATA CORPORATION

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP(1)    CLASS(1)
------------------------------------                          ------------   -----------
Malcolm I. Glazer(2)(3).....................................   10,073,112       51.9%
Royce & Associates, LLC(4)..................................    1,980,800       10.4%
Wellington Management Company, LLP(5).......................    1,710,400        8.9%
Donald Smith & Co., Inc.(6).................................    1,024,480        5.4%
Avram A. Glazer(3)..........................................      137,272          *
Robert V. Leffler, Jr.(3)...................................        8,000          *
Warren H. Gfeller(3)........................................       24,000          *
Bryan G. Glazer(3)..........................................      127,672          *
Edward S. Glazer(3).........................................      115,672          *
Darcie S. Glazer(3).........................................      115,672          *
Leonard DiSalvo(3)..........................................      218,666          *
John R. Halldow(3)..........................................        8,000          *
All directors and executive offices as a group..............      754,954        3.6%

---------------

 *  Represents beneficial ownership of less than 1.0%.

(1) The calculations for these columns are based upon the number of shares of common stock issued and outstanding on September 30, 2005, plus the number of shares of common stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of our common stock subject to options exercisable within 60 days of September 30, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

(2) 9,813,112 of the shares reported are held in the name of The Malcolm I. Glazer Family Limited Partnership, 270 Commerce Drive, Rochester, New York 14623, in which Malcolm Glazer controls the sole general partner. The Malcolm Glazer Family Limited Partnership has entered into a voting agreement with, and given an irrevocable proxy in favor of, the WLR Recovery Funds, solely limited to voting its shares of Zapata common stock in favor of the sale of Safety Components common stock to the WLR Recovery Fund and against competing proposals, as described in this Information Statement.

(3) Presently reported ownership includes 260,000, 107,672, 8,000, 24,000, 115,672, 115,672, 115,672, 218,666 and 8,000 shares issuable under options exercisable within 60 days of September 30, 2005 held by Messrs. M. Glazer,
    A. Glazer, Leffler, Gfeller, B. Glazer, E. Glazer, Ms. D. Glazer, and Messrs. DiSalvo and Halldow, respectively.

(4) Based solely on a Schedule 13G, dated April 8, 2005, Royce & Associates, LLC, or Royce, 1414 Avenue of the Americas, New York, New York 10019, is the beneficial holder of 1,980,800 shares. Royce is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Royce possesses voting power over the shares owned.

(5) Based solely on a Schedule 13G, dated February 14, 2005, Wellington Management Company, LLP, or WMC, 75 State St., Boston, Massachusetts 02109, is the beneficial owner of 1,710,400 shares. WMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and acts as parent company or control person in accordance with Rule
    13d-b1(b)(1)(ii)(G).

(6) Based solely on a Schedule 13G, dated February 9, 2005, Donald Smith & Co., Inc., or Donald Smith, 152 West 57th Street, New York, New York 10019, is the beneficial owner of 1,024,480 shares. Donald Smith is an investment advisor registered in accordance with Section 240.13-d-1(b)(1)(ii)(E).

     The following table indicates the number of shares of common stock of Zapata's subsidiaries owned beneficially as of September 30, 2005 by our chief executive officer and our chief financial officer, and all of our directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP    OF CLASS
------------------------------------                          ----------   --------
Avram Glazer................................................       --          --
Leonard DiSalvo.............................................       --          --
All directors and executive officers of Zapata as a group...       --          --

                           OMEGA PROTEIN CORPORATION

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP    OF CLASS
------------------------------------                          ----------   --------
Avram Glazer(1).............................................   568,200       2.3%(2)
Leonard DiSalvo.............................................        --        --
All directors and executive officers of Zapata as a group...   568,200       2.3%

---------------

(1) Includes 568,200 shares issuable under options exercisable within 60 days of September 30, 2005.

(2) The calculations for these columns are based upon the number of shares of common stock issued and outstanding on September 30, 2005, plus the number of shares of common stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of common stock subject to options exercisable within 60 days of September 30, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person. As of September 30, 2005, Omega Protein had outstanding 25,023,309 shares of common stock.

                              ZAP.COM CORPORATION

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP    OF CLASS
------------------------------------                          ----------   --------
Avram Glazer(1).............................................   350,000        *
Leonard DiSalvo(1)..........................................   100,000        *
All directors and executive officers of Zapata as a group...   450,000        *

---------------

 *  Represents beneficial ownership of less than 1.0%.

(1) Includes 350,000 and 100,000 shares issuable under option exercisable within 60 days of September 30, 2005. Shares issuable under options exercisable within 60 days of September 30, 2005 held by Messrs. M. Glazer and L. DiSalvo, respectively.

               RECENT DEVELOPMENTS CONCERNING ZAPATA CORPORATION

     On August 29, 2005, Omega Protein's Moss Point, Mississippi fish processing facility and adjacent shipyard were severely damaged by Hurricane Katrina. Omega Protein believes that the facility will not be re-opened for the remainder of the 2005 fishing season which ends in late October. The Moss Point facility accounted for 16% of Omega Protein's total production tonnage in 2004. Omega Protein's Hammond, Louisiana administrative headquarters has been adversely affected by lack of electricity.

     On September 24, 2005, Omega Protein's Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were damaged by Hurricane Rita. The full extent of the damage is not yet known. Based on preliminary reports, Omega Protein believes that the Cameron facility will not be re-opened for the remainder of the 2005 fishing season which ends in late October. Omega Protein is assessing whether the Abbeville facility will be re-opened prior to the end of the 2005 fishing season. The Cameron facility accounted for 22% of Omega Protein's total production tonnage in 2004. The Abbeville facility accounted for 31% of Omega' Protein's total production tonnage in 2004. Based on preliminary information, Omega Protein also believes that some fish meal inventory may have been adversely impacted by the hurricane and that no fish oil inventory was damaged. Based on preliminary reports, Omega Protein believes that its fishing vessels were not materially impacted.

     Omega Protein expects that it will incur a variety of costs, including clean-up and debris removal costs, associated with both hurricanes. Omega Protein believes that a portion of the costs and expenses it will incur in connection with these events will be covered by insurance, but the nature and extent of insurance coverage is still being evaluated. Omega Protein does not maintain business interruption insurance. Omega Protein estimates that these events will likely require recognition of involuntary conversions of assets in the third quarter 2005 reporting period. Omega Protein is currently unable to estimate the amount of these involuntary conversions.

     On September 23, 2005, we entered into a stock purchase agreement, as amended on September 26, 2005, to sell all of the 4,162,394 shares of common stock we hold in Safety Components to the WLR Recovery Funds. This represents approximately 77.3% of Safety Components outstanding common stock. The completion of the sale is subject to customary closing conditions, including the approval by the holders of a majority of our outstanding common stock, and the expiration or termination of the waiting periods under the HSR Act. Our majority stockholder, the Malcolm Glazer Family Limited Partnership, has given its approval by written consent, which will be effective 20 business days after the mailing of this Information Statement.

     On October 3, 2005, our board of directors approved a plan in order to provide Safety Components management with an incentive to continue with Safety Components until the completion of the proposed sale to WLR Recovery Funds. Under this plan, Zapata has agreed to pay an aggregate of $1,000,000 in the form of a capital contribution to Safety Components for the Safety Components compensation committee to pay bonuses to the Safety Components executive officers and key employees.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents we have filed with the SEC (File No. 001-04219) are incorporated by reference in this Information Statement:

          Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005.

          Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, filed on May 6, 2005, and June 30, 2005, filed on August 8, 2005.

          Current Reports on Form 8-K filed on April 8, 2005, May 6, 2005, August 31, 2005, September 26, 2005 and September 29, 2005.

     The SEC permits us to "incorporate by reference" information into this Information Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained directly in this Information Statement.

     We are also delivering with this Information Statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. This Information Statement incorporates important business and financial information about Zapata that is not included in or delivered with this Information Statement, including reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our last fiscal year, December 31, 2004. This information is available without charge to you upon your written or oral request to:

                               Zapata Corporation
                         100 Meridian Centre, Suite 350
                           Rochester, New York 14618
                                 (585) 242-2000
                         Attention: Investor Relations

                                 OTHER MATTERS

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports, proxy and information statements, and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549, or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services, and at the wide web site maintained by the SEC at www.sec.gov.

HOUSEHOLDING

     The SEC allows us to deliver a single Information Statement to an address shared by two or more stockholders. This delivery method, referred to as "householding" can result in significant cost savings for us. In order to take advantage of this opportunity, we and banks and brokerage firms that hold your shares have delivered only one Information Statement to multiple stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Information Statement at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Information Statement, now or in the future, may obtain one, without charge, by addressing a request to the Investor Relations, Zapata Corporation, 100 Meridian Centre, Suite 350, Rochester, New York 14618,
(585) 242-2000. Stockholders sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Information Statement in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

                                          By Order of the Board of Directors

                                          /s/ AVRAM A. GLAZER
                                          --------------------------------------
                                          Avram A. Glazer, Chairman of the
                                          Board, President and Chief Executive
                                          Officer

                               LIST OF APPENDICES

Appendix A  Stock Purchase Agreement, dated September 23, 2005, between
            Zapata, WLR Recovery Fund II, L.P. and WLR Recovery Fund
            III, L.P. (as amended by Amendment No. 1 and Joinder dated
            September 26, 2005).
Appendix B  Written Consent of the Malcolm I. Glazer Family Limited
            Partnership dated October   , 2005.

                         INDEX OF FINANCIAL STATEMENTS

ZAPATA CORPORATION
Unaudited Pro Forma Condensed Consolidated Financial Data...  F-2
SAFETY COMPONENTS INTERNATIONAL, INC.
Unaudited Consolidated Balance Sheets as of December 31,
  2004 and December 31, 2003................................  F-9
Unaudited Consolidated Statements of Operations for the Year
  ended December 31, 2004, the period from March 30, 2003 to
  December 31, 2003, and the Year ended March 29, 2003......  F-10
Unaudited Consolidated Statements of Stockholders' Equity
  for the Year ended December 31, 2004, the period from
  March 30, 2003 to December 31, 2003, and the Year ended
  March 29, 2003............................................  F-11
Unaudited Consolidated Statements of Cash Flows for the Year
  ended December 31, 2004, the period from March 30, 2003 to
  December 31, 2003, and the Year ended March 29, 2003......  F-12
Notes to Unaudited Consolidated Financial Statements........  F-13
Unaudited Consolidated Balance Sheets as of June 30, 2005
  and December 31, 2004.....................................  F-36
Unaudited Consolidated Statements of Operations for the
  three-month periods ended June 30, 2005 and June 30,
  2004......................................................  F-37
Unaudited Consolidated Statements of Operations for the
  six-month periods ended June 30, 2005 and June 30, 2004...  F-38
Unaudited Consolidated Statements of Cash Flows for the
  six-month periods ended June 30, 2005 and June 30, 2004...  F-39
Notes to Unaudited Consolidated Financial Statements........  F-40

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed financial statements reflect our financial position as of June 30, 2005, and our results of operations for the fiscal years ended December 31, 2004, 2003 and 2002 and the six months ended June 30, 2005, giving effect to the sale of our Safety Components common stock. Historical financial data used to prepare the pro forma financial statements were derived from the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, and the unaudited financial statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, which are incorporated by reference into this Information Statement. These unaudited pro forma condensed financial statements should be read in conjunction with our historical consolidated financial statements and the notes thereto. The unaudited pro forma condensed consolidated financial statements set forth below are not necessarily indicative of what the actual results of operations would have been had these events occurred as of the dates indicated and is not intended to be a projection of future results.

     The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are based on assumptions and approximations that our management believes are reasonable. They do not reflect in precise numerical terms the impact of the transaction on the historical financial statements, and are subject to change. Such pro forma financial information should not be used as a basis for forecasting the future operations of Zapata. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of any future results of operations, or the results that might have occurred if the sale of our Safety Components subsidiary had actually occurred on the indicated dates.

                               ZAPATA CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2005


                                                                 PRO FORMA ADJUSTMENTS
                                                                ------------------------
                                                    ZAPATA        SAFETY        OTHER
                                                  CORPORATION   COMPONENTS    PRO FORMA    PRO FORMA
                                                   (NOTE 1)      (NOTE 2)    ADJUSTMENTS   (NOTE 3)
                                                  -----------   ----------   -----------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                               ASSETS
Current assets:
  Cash and cash equivalents.....................   $ 47,665      $  3,781      $50,197(a)  $ 94,081
  Accounts receivable, net......................     53,759        40,433           --       13,326
  Assets held in subsidiary deferred
     compensation plan..........................      2,178         2,178           --           --
  Inventories, net..............................     82,451        25,605           --       56,846
  Prepaid expenses and other current assets.....      8,564         4,661           99(b)     4,002
                                                   --------      --------      -------     --------
     Total current assets.......................    194,617        76,658       50,296      168,255
                                                   --------      --------      -------     --------
Other assets:
  Intangible assets, net........................      5,007         5,007           --           --
  Other assets..................................     19,842           222           --       19,620
                                                   --------      --------      -------     --------
     Total other assets.........................     24,849         5,229           --       19,620
                                                   --------      --------      -------     --------
  Property, plant, equipment, net...............    139,382        36,680           --      102,702
                                                   --------      --------      -------     --------
     Total assets...............................   $358,848      $118,567      $50,296     $290,577
                                                   ========      ========      =======     ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..........   $  3,920      $  2,216      $    --     $  1,704
  Accounts payable..............................     18,370        16,345           --        2,025
  Accrued and other current liabilities.........     32,836        15,473          260(c)    17,623
                                                   --------      --------      -------     --------
     Total current liabilities..................     55,126        34,034          260       21,352
                                                   --------      --------      -------     --------
  Long-term debt................................     17,574         2,495           --       15,079
  Pension liabilities...........................     10,061            --           --       10,061
  Other liabilities and deferred taxes..........     11,530         4,072       (3,299)(d)    4,159
                                                   --------      --------      -------     --------
     Total liabilities..........................     94,291        40,601       (3,039)      50,651
                                                   --------      --------      -------     --------
Minority interest...............................     81,667            --      (18,345)(e)   63,322
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par; 1,600,000 shares
     authorized; none issued or outstanding.....   $     --      $     --      $    --     $     --
  Preference stock, $.01 par; 14,400,000 shares
     authorized; none issued or outstanding.....         --            --           --           --
  Common stock, $0.01 par, 132,000,000 shares
     authorized; 24,569,936 shares issued;
     19,137,856 shares outstanding..............        246            54           54(f)       246
  Capital in excess of par value................    160,395        55,403       63,544(g)   168,536
  Retained earnings.............................     55,383        14,304        2,619(h)    43,698
  Treasury stock, at cost, 5,432,080 shares.....    (31,668)         (411)        (411)(f)  (31,668)
  Accumulated other comprehensive (loss)
     income.....................................     (1,466)        8,616        5,874(f)    (4,208)
                                                   --------      --------      -------     --------
     Total stockholders' equity.................    182,890        77,966       71,680      176,604
                                                   --------      --------      -------     --------
     Total liabilities and stockholders'
       equity...................................   $358,848      $118,567      $50,296     $290,577
                                                   ========      ========      =======     ========


---------------

Note 1: Represents Zapata Corporation's reported unaudited condensed consolidated balance sheet which includes Zapata's 77.3% ownership in Safety Components.

Note 2: Represents Safety Components' unaudited condensed consolidated balance sheet, net of certain purchase accounting adjustments.

Note 3: Represents Zapata Corporation's unaudited pro forma condensed consolidated balance sheet, assuming the sale of Safety was consummated on that date.

(a) Reflects the agreed upon purchase price of $12.30 per share, or $51,197,446 in the aggregate, for all of Zapata's 4,162,394 shares of Safety Components, less bonuses paid to executive officers and key employees of Safety Components, in the form of a capital contribution.

(b) Reflects deferred tax assets related to the costs to dispose of Safety Components.

(c) Reflects estimated general and administrative costs to dispose of Safety Components.

(d) Reflects a decrease of $3.6 million for the reversal of previously recognized deferred tax liabilities for periods in which Safety Components was consolidated for book purposes and not consolidated for tax purposes. For these periods, Zapata had recognized a provision to reflect the increase in the difference between the Company's book and tax basis in Safety. In addition, the pro forma adjustments include an adjustment for the tax effects of the costs to dispose of Safety, using Zapata's statutory rate of 38%. These pro forma decreases were partially offset by a $292,000 increase in Zapata's provision for the tax gain from the sale of Safety, using the federal statutory rate of 35%.

(e)  Reflects elimination of minority interest related to Safety Components.

(f) Reflects Safety pro forma adjustments in equity which are eliminated in consolidation.

(g) Reflects the elimination of the investment in Safety and increases since acquisition.

(h) Reflects the change in net income resulting from the pro forma adjustments to the June 30, 2005 unaudited pro forma condensed consolidated balance sheet.

                               ZAPATA CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                                                 PRO FORMA ADJUSTMENTS
                                                                ------------------------
                                                    ZAPATA        SAFETY        OTHER
                                                  CORPORATION   COMPONENTS    PRO FORMA    PRO FORMA
                                                   (NOTE 1)      (NOTE 2)    ADJUSTMENTS   (NOTE 3)
                                                  -----------   ----------   -----------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues........................................   $168,961      $117,620       $  --       $51,341
Cost of revenues................................    145,928       101,460          --        44,468
                                                   --------      --------       -----       -------
  Gross profit..................................     23,033        16,160          --         6,873
Operating expenses:
  Selling, general and administrative...........     18,673         9,844          --         8,829
                                                   --------      --------       -----       -------
     Total operating expenses...................     18,673         9,844          --         8,829
                                                   --------      --------       -----       -------
Operating income (loss).........................      4,360         6,316          --        (1,956)
                                                   --------      --------       -----       -------
Other income (expense):
  Interest income...............................        727            26          --           701
  Interest expense..............................       (841)         (333)         --          (508)
  Other, net....................................        (85)         (293)         --           208
                                                   --------      --------       -----       -------
                                                       (199)         (600)         --           401
Income (loss) before income taxes and minority
  interest......................................      4,161         5,716          --        (1,555)
(Provision) benefit for income taxes............     (2,454)       (1,879)         --          (575)
Minority interest in continuing operations of
  consolidated subsidiaries.....................     (1,165)         (846)         --          (319)
                                                   --------      --------       -----       -------
Income (loss) from continuing operations........   $    542      $  2,991       $  --       $(2,449)
                                                   ========      ========       =====       =======
Income (loss) from continuing operations per
  share:
  Basic (Note 4)................................   $   0.03                                 $ (0.13)
                                                   ========                                 =======
  Diluted (Note 4)..............................   $   0.03                                 $ (0.13)
                                                   ========                                 =======
Weighted average common shares outstanding:
  Basic.........................................     19,134                                  19,134
                                                   ========                                 =======
  Diluted.......................................     19,379                                  19,379
                                                   ========                                 =======

---------------

Note 1: Represents Zapata Corporation's reported unaudited condensed consolidated statements of operations which includes Zapata's ownership of Safety Components.

Note 2: Represents Safety Components unaudited condensed consolidated statement of operations, net of certain purchase accounting adjustments recorded on Zapata's accounting records related to its acquisition of Safety Components.

Note 3: Represents Zapata Corporation's unaudited pro forma condensed consolidated statement of operations assuming the sale of Safety was consummated on January 1, 2002.

Note 4: Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period.

                               ZAPATA CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                 PRO FORMA ADJUSTMENTS
                                                                ------------------------
                                                    ZAPATA        SAFETY
                                                  CORPORATION   COMPONENTS    PRO FORMA    PRO FORMA
                                                   (NOTE 1)      (NOTE 2)    ADJUSTMENTS   (NOTE 3)
                                                  -----------   ----------   -----------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues........................................   $367,528      $247,883       $  --      $119,645
Cost of revenues................................    314,277       210,040          --       104,237
                                                   --------      --------       -----      --------
     Gross profit...............................     53,251        37,843          --        15,408
Operating expenses:
  Selling, general and administrative...........     37,682        23,186          --        14,496
                                                   --------      --------       -----      --------
       Total operating expenses.................     37,682        23,186          --        14,496
                                                   --------      --------       -----      --------
Operating income................................     15,569        14,657          --           912
                                                   --------      --------       -----      --------
Other income (expense):
  Interest income...............................      1,055            63          --           992
  Interest expense..............................     (1,974)       (1,009)         --          (965)
  Other, net....................................      1,285         1,506          --          (221)
                                                   --------      --------       -----      --------
                                                        366           560          --          (194)
Income before income taxes and minority
  interest......................................     15,935        15,217          --           718
(Benefit) provision for income taxes............     (8,841)       (5,273)         --        (3,568)
Minority interest in continuing operations of
  consolidated subsidiaries.....................     (3,361)       (2,078)         --        (1,283)
                                                   --------      --------       -----      --------
Income (loss) from continuing operations........   $  3,733      $  7,866       $  --      $ (4,133)
                                                   ========      ========       =====      ========
Income (loss) from continuing operations per
  share:
  Basic (Note 4)................................   $   0.20                                $  (0.22)
                                                   ========                                ========
  Diluted (Note 4)..............................   $   0.19                                $  (0.22)
                                                   ========                                ========
Weighted average common shares outstanding:
  Basic.........................................     19,131                                  19,131
                                                   ========                                ========
  Diluted.......................................     19,338                                  19,338
                                                   ========                                ========

---------------

Note 1: Represents Zapata Corporation's reported unaudited condensed consolidated statements of operations which includes Zapata's ownership of Safety Components.

Note 2: Represents Safety Components unaudited condensed consolidated statement of operations, net of certain purchase accounting adjustments recorded on Zapata's accounting records related to its acquisition of Safety Components.

Note 3: Represents Zapata Corporation's unaudited pro forma condensed consolidated statement of operations assuming the sale of Safety was consummated on January 1, 2002.

Note 4: Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period.

                               ZAPATA CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                 PRO FORMA ADJUSTMENTS
                                                                ------------------------
                                                    ZAPATA        SAFETY        OTHER
                                                  CORPORATION   COMPONENTS    PRO FORMA    PRO FORMA
                                                   (NOTE 1)      (NOTE 2)    ADJUSTMENTS   (NOTE 3)
                                                  -----------   ----------   -----------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues........................................   $181,429      $63,503        $  --      $117,926
Cost of revenues................................    154,553       55,525           --        99,028
                                                   --------      -------        -----      --------
     Gross profit...............................     26,876        7,978           --        18,898
Operating expenses:
  Selling, general and administrative...........     19,971        6,903           --        13,068
                                                   --------      -------        -----      --------
       Total operating expenses.................     19,971        6,903           --        13,068
                                                   --------      -------        -----      --------
Operating income................................      6,905        1,075           --         5,830
                                                   --------      -------        -----      --------
Other income (expense):
  Interest income...............................      1,626          412           --         1,214
  Interest expense..............................     (1,955)        (821)          --        (1,134)
  Other, net....................................        896        1,130           --          (234)
                                                   --------      -------        -----      --------
                                                        567          721           --          (154)
Income before income taxes and minority
  interest......................................      7,472        1,796           --         5,676
Provision for income taxes......................     (3,733)        (716)          --        (3,017)
Minority interest in continuing operations of
  consolidated subsidiaries.....................     (2,847)        (542)          --        (2,305)
                                                   --------      -------        -----      --------
Income from continuing operations...............   $    892      $   538        $  --      $    354
                                                   ========      =======        =====      ========
Income from continuing operations per share:
  Basic (Note 4)................................   $   0.05                                $   0.02
                                                   ========                                ========
  Diluted (Note 4)..............................   $   0.05                                $   0.02
                                                   ========                                ========
Weighted average common shares outstanding:
  Basic.........................................     19,128                                  19,128
                                                   ========                                ========
  Diluted.......................................     19,244                                  19,244
                                                   ========                                ========

---------------

Note 1: Represents Zapata Corporation's reported unaudited condensed consolidated statements of operations which includes Zapata's ownership of Safety Components. Due to the timing of the acquisition, Safety's results of operations were included in Zapata's consolidated results for the fourth quarter.

Note 2: Represents Safety Components unaudited condensed consolidated statement of operations, for the fourth quarter of 2003, net of certain purchase accounting adjustments recorded on Zapata's accounting records related to its acquisition of Safety Components.

Note 3: Represents Zapata Corporation's unaudited pro forma condensed consolidated statement of operations assuming the sale of Safety was consummated on January 1, 2002.

Note 4: Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period.

                               ZAPATA CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                 PRO FORMA ADJUSTMENTS
                                                                ------------------------
                                                    ZAPATA        SAFETY        OTHER
                                                  CORPORATION   COMPONENTS    PRO FORMA    PRO FORMA
                                                   (NOTE 1)      (NOTE 2)    ADJUSTMENTS   (NOTE 3)
                                                  -----------   ----------   -----------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues........................................   $117,008       $  --         $  --      $117,008
Cost of revenues................................     89,305          --            --        89,305
                                                   --------       -----         -----      --------
     Gross profit...............................     27,703          --            --        27,703
Operating expenses:
  Selling, general and administrative...........     11,900          --            --        11,900
                                                   --------       -----         -----      --------
       Total operating expenses.................     11,900          --            --        11,900
                                                   --------       -----         -----      --------
Operating income................................     15,803          --            --        15,803
                                                   --------       -----         -----      --------
Other income (expense):
  Interest income...............................      2,003          --            --         2,003
  Interest expense..............................     (1,181)         --            --        (1,181)
  Other, net....................................       (228)         --            --          (228)
                                                   --------       -----         -----      --------
                                                        594          --            --           594
Income before income taxes and minority
  interest......................................     16,397          --            --        16,397
Provision for income taxes......................     (5,120)         --            --        (5,120)
Minority interest in continuing operations of
  consolidated subsidiaries.....................     (4,804)         --            --        (4,804)
                                                   --------       -----         -----      --------
Income from continuing operations...............   $  6,473       $  --         $  --      $  6,473
                                                   ========       =====         =====      ========
Income from continuing operations per share:
  Basic (Note 4)................................   $   0.34                                $   0.34
                                                   ========                                ========
  Diluted (Note 4)..............................   $   0.34                                $   0.34
                                                   ========                                ========
Weighted average common shares outstanding:
  Basic.........................................     19,127                                  19,127
                                                   ========                                ========
  Diluted.......................................     19,160                                  19,160
                                                   ========                                ========

---------------

Note 1: Represents Zapata Corporation's reported unaudited condensed consolidated statements of operations.

Note 2: Zapata Corporation purchased shares of Safety Components during the third and fourth quarters of 2003. As such, pro forma adjustments are not necessary for the year ended December 31, 2002.

Note 3: Represents Zapata Corporation's unaudited pro forma condensed consolidated statement of operations.

Note 4: Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                     UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31, 2004   DECEMBER 31, 2003
                                                              -----------------   -----------------
                                                                 (IN THOUSANDS, EXCEPT SHARE AND
                                                                        PER SHARE DATA)}
                                              ASSETS
Current assets:
  Cash and cash equivalents.................................      $  4,184            $  4,376
  Accounts receivable, net..................................        39,272              37,109
  Inventories, net..........................................        26,882              23,552
  Assets held in deferred compensation plan.................         4,361               3,345
  Prepaid and other.........................................         2,653               2,476
                                                                  --------            --------
     Total current assets...................................        77,352              70,858
Property, plant and equipment, net..........................        48,449              50,428
Identifiable intangible assets, net.........................         1,108               1,172
Other assets................................................           617                 868
                                                                  --------            --------
     Total assets...........................................      $127,526            $123,326
                                                                  ========            ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................      $ 16,828            $ 24,419
  Accrued salaries and benefits.............................         4,270               3,505
  Deferred compensation.....................................         3,666               2,832
  Accrued and other current liabilities.....................         4,486               4,245
  Income taxes payable......................................         6,715               4,477
  Current portion of long-term debt.........................         3,263               4,214
                                                                  --------            --------
     Total current liabilities..............................        39,228              43,692
Long-term debt, net of current maturities...................         3,729              11,817
Deferred income taxes.......................................         3,635               3,511
Other long-term liabilities.................................           277                 277
                                                                  --------            --------
     Total liabilities......................................        46,869              59,297
                                                                  --------            --------
Commitments and contingencies
Minority interest...........................................           133                  --
Stockholders' equity:
  Preferred stock: 5,000,000 shares authorized and
     unissued...............................................            --                  --
  Common stock: $.01 par value per share -- 20,000,000
     shares authorized; 5,295,778 and 5,037,478 shares
     outstanding at December 31, 2004 and December 31, 2003,
     respectively...........................................            53                  51
  Additional paid-in-capital................................        54,660              52,865
  Treasury stock: 40,322 shares at cost.....................          (411)               (411)
  Retained earnings.........................................        12,904               2,656
  Accumulated other comprehensive income....................        13,318               8,868
                                                                  --------            --------
     Total stockholders' equity.............................        80,524              64,029
                                                                  --------            --------
     Total liabilities and stockholders' equity.............      $127,526            $123,326
                                                                  ========            ========

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      PERIOD FROM
                                                  YEAR ENDED       MARCH 30, 2003 TO     YEAR ENDED
                                               DECEMBER 31, 2004   DECEMBER 31, 2003   MARCH 29, 2003
                                                (TWELVE MONTHS)      (NINE MONTHS)     (TWELVE MONTHS)
                                               -----------------   -----------------   ---------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales....................................      $247,883            $183,666           $244,338
Cost of sales, excluding depreciation........       199,841             149,479            204,656
Depreciation.................................        11,296               8,089              9,662
                                                   --------            --------           --------
  Gross profit...............................        36,746              26,098             30,020
Selling and marketing expenses...............         3,156               2,239              2,176
General and administrative expenses..........        16,438              10,432             12,299
Research and development expenses............         1,540               1,225              1,242
Amortization of intangible assets............           153                 106                124
Compensation expense associated with change
  of control.................................            --               2,797                 --
                                                   --------            --------           --------
  Income from operations.....................        15,459               9,299             14,179
Other income, net............................        (1,467)             (2,275)            (3,446)
Interest expense.............................           946               1,664              3,616
                                                   --------            --------           --------
  Income from continuing operations before
     income taxes and minority interest......        15,980               9,910             14,009
Provision for income taxes...................         5,771               3,808              6,120
Minority interest in loss of consolidated
  subsidiary.................................           (39)                 --                 --
                                                   --------            --------           --------
  Income from continuing operations..........        10,248               6,102              7,889
Loss on disposition of discontinued
  operations, net of income tax provision of
  $0, $0 and $660, respectively..............            --                  --              2,023
                                                   --------            --------           --------
  Income before cumulative effect of change
     in method of accounting.................        10,248               6,102              5,866
Cumulative effect of change in method of
  accounting.................................            --                  --            (14,651)
                                                   --------            --------           --------
Net income (loss)............................      $ 10,248            $  6,102           $ (8,785)
                                                   ========            ========           ========
Net income (loss) per common share, basic:
  Income from continuing operations..........      $   1.97            $   1.23           $   1.59
  Loss on disposition of discontinued
     operations..............................            --                  --              (0.41)
  Cumulative effect of change in method of
     accounting..............................            --                  --              (2.95)
                                                   --------            --------           --------
Net income (loss) per common share, basic....      $   1.97            $   1.23           $  (1.77)
                                                   ========            ========           ========
Net income (loss) per common share, diluted:
  Income from continuing operations..........      $   1.94            $   1.19           $   1.59
  Loss on disposition of discontinued
     operations..............................            --                  --              (0.41)
  Cumulative effect of change in method of
     accounting..............................            --                  --              (2.95)
                                                   --------            --------           --------
Net income (loss) per common share,
  diluted....................................      $   1.94            $   1.19           $  (1.77)
                                                   ========            ========           ========
Weighted average number of shares
  outstanding, basic.........................         5,206               4,973              4,960
                                                   ========            ========           ========
Weighted average number of shares
  outstanding, diluted.......................         5,294               5,119              4,960
                                                   ========            ========           ========

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

           UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           RETAINED      ACCUMULATED
                                  COMMON     COMMON    COMMON    ADDITIONAL   TREASURY     EARNINGS         OTHER
                                   STOCK     STOCK     STOCK      PAID-IN      STOCK     (ACCUMULATED   COMPREHENSIVE
                                  SHARES     AMOUNT   WARRANTS    CAPITAL      AMOUNT      DEFICIT)     (LOSS) INCOME    TOTAL
                                 ---------   ------   --------   ----------   --------   ------------   -------------   -------
                                                                 (IN THOUSANDS, EXCEPT SHARES)
Balance at March 30, 2002......  4,959,678     50         34       50,916       (411)        5,339             (90)      55,838
  Comprehensive income for the
    year ended March 29, 2003:
    Net loss...................         --     --         --           --         --        (8,785)             --       (8,785)
    Foreign currency
      translation adjustment...         --     --         --           --         --            --           4,860        4,860
                                                                                                                        -------
  Net comprehensive loss.......         --     --         --           --         --            --              --       (3,925)
                                 ---------    ---       ----      -------      -----       -------         -------      -------
Balance at March 29, 2003......  4,959,678     50         34       50,916       (411)       (3,446)          4,770       51,913
  Comprehensive income for the
    period from March 30, 2003
    to December 31, 2003:
    Net income.................         --     --         --           --         --         6,102              --        6,102
    Foreign currency
      translation adjustment...         --     --         --           --         --            --           4,250        4,250
    Unrealized loss on
      derivatives..............         --     --         --           --         --            --            (152)        (152)
                                                                                                                        -------
  Net comprehensive income.....         --     --         --           --         --            --              --       10,200
  Expiration of warrants.......         --     --        (34)          34         --            --              --           --
  Issuance of common stock.....     77,800      1         --        1,915         --            --              --        1,916
                                 ---------    ---       ----      -------      -----       -------         -------      -------
Balance at December 31, 2003...  5,037,478    $51       $ --      $52,865      $(411)      $ 2,656         $ 8,868      $64,029
                                 =========    ===       ====      =======      =====       =======         =======      =======
  Comprehensive income for the
    year ended December 31,
    2004:
    Net income.................         --     --         --           --         --        10,248              --       10,248
    Foreign currency
      translation adjustment...         --     --         --           --         --            --           4,298        4,298
    Reclassification adjustment
      for derivatives..........         --     --         --           --         --            --             152          152
                                                                                                                        -------
  Net comprehensive income.....         --     --         --           --         --            --              --       14,698
  Issuance of common stock.....    258,300      2         --        1,795         --            --              --        1,797
                                 ---------    ---       ----      -------      -----       -------         -------      -------
Balance at December 31, 2004...  5,295,778    $53       $ --      $54,660      $(411)      $12,904         $13,318      $80,524
                                 =========    ===       ====      =======      =====       =======         =======      =======

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    PERIOD FROM
                                                                YEAR ENDED       MARCH 30, 2003 TO     YEAR ENDED
                                                             DECEMBER 31, 2004   DECEMBER 31, 2003   MARCH 29, 2003
                                                              (TWELVE MONTHS)      (NINE MONTHS)     (TWELVE MONTHS)
                                                             -----------------   -----------------   ---------------
                                                                                 (IN THOUSANDS)
Cash Flows From Operating Activities:
  Net income (loss)........................................       $10,248            $  6,102            $(8,785)
  Loss on disposition of discontinued operations...........            --                  --              2,023
  Cumulative effect of accounting change...................            --                  --             14,651
                                                                  -------            --------            -------
  Income from continuing operations........................        10,248               6,102              7,889
  Adjustments to reconcile income from continuing
    operations to net cash provided by operating
    activities:
    Depreciation...........................................        11,296               8,089              9,662
    Amortization of intangible assets......................           153                 106                124
    Provision for bad debts................................           447                  29                295
    Loss on disposition of assets..........................           283                 541                271
    Minority interest......................................           133                  --                 --
    Deferred taxes.........................................          (277)               (931)             1,591
    Tax benefit from exercise of stock options.............           525                  76                 --
    Accretion of interest on current obligations...........            --                  --                 81
    Non-cash charge associated with change of control......            --               1,404                 --
    Changes in operating assets and liabilities:
      Accounts receivable..................................        (2,610)              6,744             (9,121)
      Inventories..........................................        (3,329)                446             (7,225)
      Prepaid and other current assets.....................            93                (480)                97
      Other non-current assets.............................          (634)             (1,319)              (677)
      Accounts payable.....................................        (7,591)             (2,294)             8,196
      Income taxes payable.................................         2,238               1,874              1,198
      Deferred compensation................................           834               2,099                268
      Accrued and other liabilities........................         1,561                (540)              (541)
                                                                  -------            --------            -------
      Net cash provided by continuing operations...........        13,370              21,946             12,108
      Net cash provided by discontinued operations.........            --                  --                812
                                                                  -------            --------            -------
      Net cash provided by operating activities............        13,370              21,946             12,920
                                                                  -------            --------            -------
Cash Flows From Investing Activities:
    Purchases of property, plant and equipment.............        (6,547)             (2,594)            (7,916)
    Proceeds on disposition of assets......................            --                  --                454
                                                                  -------            --------            -------
      Net cash used in continuing operations...............        (6,547)             (2,594)            (7,462)
      Net cash provided by discontinued operations.........            --                  --                 26
                                                                  -------            --------            -------
      Net cash used in investing activities................        (6,547)             (2,594)            (7,436)
                                                                  -------            --------            -------
Cash Flows From Financing Activities:
    Repayment of KeyBank Subordinated Secured term note....            --              (9,202)            (9,731)
    (Repayment of) proceeds from Congress term note........        (2,127)              1,604             (2,347)
    Net (repayments) borrowings on Congress revolving
      credit facility......................................        (4,523)            (12,085)            16,713
    Repayment of Deutsche Bank Mortgage....................            --              (2,014)              (209)
    Payment to former owner of acquired business...........            --                  --             (2,327)
    Repayments of other debt and long term obligations.....        (3,400)             (2,023)            (2,758)
    Proceeds from issuance of common stock.................         1,270                 511                 --
                                                                  -------            --------            -------
      Net cash used in continuing operations...............        (8,780)            (23,209)              (659)
      Net cash used in discontinued operations.............            --                  --                 --
                                                                  -------            --------            -------
      Net cash used in financing activities................        (8,780)            (23,209)              (659)
                                                                  -------            --------            -------
Effect of exchange rate changes on cash and cash
  equivalents..............................................         1,765                 669                 47
                                                                  -------            --------            -------
Change in cash and cash equivalents........................          (192)             (3,188)             4,872
Cash and cash equivalents, beginning of period.............         4,376               7,564              2,692
                                                                  -------            --------            -------
Cash and cash equivalents, end of period...................       $ 4,184            $  4,376            $ 7,564
                                                                  =======            ========            =======
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest...............................................       $   547            $  1,305            $ 3,056
    Income taxes...........................................         2,908               2,877              3,732
Supplemental disclosure of non-cash investing activity:
  Equipment acquired under capital lease obligations.......           553                  --              1,086

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  BUSINESS AND BASIS OF PRESENTATION

     Safety Components International, Inc. (including, when context requires, its consolidated subsidiaries, the "Company" or "SCI") operates in a single segment as a manufacturer of automotive airbag fabric and cushions and technical fabrics with operations principally in North America and Europe.

  The 2001 Restructuring

     On April 10, 2000 (the "Petition Date"), the Company and certain of its U.S. subsidiaries (collectively, the "Safety Filing Group"), filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On October 11, 2000 (the "Emergence Date"), the Safety Filing Group emerged from Chapter 11 pursuant to the Plan of Reorganization (the "Plan") confirmed by the Bankruptcy Court. Pursuant to the Plan, upon emergence, all of the Company's 10 1/8% Senior Notes due 2007 (the "Notes") (an aggregate of approximately $96.8 million, including accrued interest to the Petition Date) were converted into 4,840,774 shares of the Company's post-bankruptcy common stock, and the pre-bankruptcy common stock, excluding stock held by Robert A. Zummo (former Chairman and Chief Executive Officer of the Company), was converted into 159,226 shares of the Company's post-bankruptcy common stock, including 39,619 shares of treasury stock, and warrants to acquire an additional 681,818 shares of such common stock (these warrants expired as of April 10, 2003). Immediately upon emergence, the Company had 5,000,000 shares of common stock issued and 4,960,381 shares outstanding and, other than shares underlying the warrants, no shares of common stock were reserved for issuance in respect of claims and interests filed and allowed under the Plan. In addition, the Safety Filing Group's trade suppliers and other creditors were paid in full, pursuant to the terms of the Plan, within 90 days of the Emergence Date.

     The Plan was accounted for pursuant to Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), issued by the American Institute of Certified Public Accountants. The accompanying consolidated financial statements reflect the use of "fresh start" reporting as required by SOP 90-7. Under "fresh start" reporting, the Company's assets and liabilities were adjusted to estimated fair values and resulted in the creation of a new reporting entity (the "Reorganized Company" or the "Company") with no retained earnings or accumulated deficit as of October 11, 2000. In conjunction with the revaluation of the assets and liabilities, a reorganization value for the entity was determined based upon the approximate fair value of the entity before considering debt requirements. Under "fresh start" reporting, the reorganization value of the entity is allocated to the entity's assets and liabilities. The portion of the reorganization value that cannot be attributed to specific tangible or identified intangible assets of the Reorganized Company is reported as "reorganization value in excess of amount allocable to identifiable assets."

  Change of Control

     On September 29, 2003, Zapata Corporation ("Zapata", NYSE: "ZAP") filed a
Schedule 13D with the Securities and Exchange Commission (the "SEC") indicating that as of September 18, 2003 it had acquired 2,663,905 shares of the Company's common stock which then constituted approximately 53.7% of the issued and outstanding shares of such common stock. As a result, a change of control of the Company (the "Change of Control") occurred. On October 6, 2003, Zapata filed an amendment to its Schedule 13D with the SEC, indicating that it had acquired an additional 1,498,489 shares of the Company's common stock which, together with the shares previously acquired, then constituted approximately 83.9% of the issued and outstanding common stock of the Company.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     The Change of Control triggered certain provisions of the Company's Stock Option Plan, including immediate vesting of all options and an automatic change in the exercise price of a portion of the options to $0.01. This change in exercise price constituted a modification of the Stock Option Plan and the Company was required to recognize a one-time, non-recurring compensation cost of $1.4 million for the modified options, representing 126,900 options, for the nine months ended December 31, 2003. Additionally, in lieu of re-pricing their Class A stock options, the employment agreements of certain key executives included a provision for a one-time, non-recurring bonus payable in the event of a change of control. The aggregate bonus was $1.4 million and was also recognized as an expense in 2003.

     Following the Change of Control, the Company's Audit Committee and Board of Directors determined that it was in the Company's best interest to change the Company's fiscal year end from the last Saturday in the month of March to a calendar-based year ending December 31 to coincide with Zapata's year end. This change was effective as of the quarter ended December 31, 2003. At a meeting on January 26, 2004, the Company's Board of Directors appointed two designees of Zapata, Avram Glazer and Leonard DiSalvo, as members of the Company's Board of Directors.

     As a result of the above transactions, the consolidated federal income tax group of the Company that existed prior to these transactions terminated and Safety Components and its subsidiaries became members of the consolidated federal income tax group of Zapata. In the first quarter of 2004, Zapata and the Company entered into a Tax Sharing and Indemnity Agreement to define their respective rights and obligations relating to federal, state and other taxes for taxable periods attributable to the filing of consolidated or combined income tax returns as part of the Zapata consolidated federal income tax group.

     Due to exercises of options to purchase common stock of the Company, on or about March 31, 2004, the number of shares of common stock outstanding increased and, as a result, Zapata's ownership was reduced to less than 80%. As a result of Zapata's ownership of the company's outstanding common stock falling below 80%, Zapata will not consolidate the Company into Zapata's consolidated income tax returns for periods subsequent to the first quarter of 2004. Under The Tax Sharing and Indemnity Agreement, the Company will be consolidated into Zapata's tax filing group for the fourth calendar quarter of 2003 and the first calendar quarter of 2004. On January 4, 2005, the Company received notification from the Internal Revenue Service that its plan to return to the taxpayer status consistent to the periods prior to the Change of Control has been approved. The Company does not expect any material financial impact to result from the change in its tax filing status.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The Company's consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries and other subsidiaries controlled by the Company. The ownership of the other interest holders of consolidated subsidiaries is reflected as minority interest and is not significant. All significant intercompany accounts and transactions have been eliminated.

     Effective as of March 31, 2004, the Company adopted the revised interpretation of Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities," (FIN 46-R). FIN 46-R requires that certain variable interest entities be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company does not have any investments in entities it believes are variable interest entities for which the Company is the primary beneficiary.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

  Financial Statement Preparation

     The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Significant estimates made by management include allowances for doubtful accounts receivable, reserves for inventories, contingencies and other reserves, allowances for deferred tax assets, reserves for discontinued operations and assessment of asset impairment. Management believes that its estimates included in the financial statements, including for these matters, are reasonable. However, actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentation.

  Fiscal year

     Following the Change of Control, the Company changed its fiscal year to a calendar year end to coincide with Zapata's fiscal year end. The Company's operations were previously based on a fifty-two or fifty-three week fiscal year ending on the Saturday closest to March 31. As such, the period from March 30, 2003 to December 31, 2003 consists of nine months of operations. The fiscal years from January 1, 2004 to December 31, 2004 and March 31, 2002 to March 29, 2003 each consisted of twelve months of operations.

  Cash equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Derivative financial instruments

     Derivative financial instruments are utilized by the Company to reduce exposures to volatility of foreign currencies impacting the operations of its business. The Company does not enter into financial instruments for trading or speculative purposes.

     The Company uses SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires the recognition of all derivative instruments as either assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge and, if so, the type of hedge. For derivatives designated as cash flow hedges, to the extent effective, changes in fair value are recognized in accumulated other comprehensive income (loss) until the hedged item is recognized in earnings. Ineffectiveness is recognized immediately in earnings. For derivatives designated as fair value hedges, changes in fair value are recognized in earnings.

     On December 31, 2004, the Company had no outstanding forward exchange contracts. On December 31, 2003 the Company had outstanding forward exchange contracts to purchase Mexican Pesos and Czech Korunas that met the requirements of SFAS No. 133 and were accounted for as qualifying hedges. See Note 12 for further information regarding derivative instruments entered into and executed during the twelve months ended December 31, 2004 and nine months ended December 31, 2003.

  Concentration of credit risk

     The Company is subject to a concentration of credit risk relating to its trade receivables. At December 31, 2004, three customers accounted for approximately 36%, 11% and 10% of its trade

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES receivables. At December 31, 2003, these same three customers accounted for approximately 36%, 15% and 5% of its trade receivables. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company evaluates potential losses for uncollectible accounts and such losses have historically been immaterial and within management's expectations.

  Inventories

     Inventories represent direct materials, labor and overhead costs incurred for products not yet delivered and are stated at the lower of cost (first-in, first-out) or market.

  Property, plant and equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of assets are as follows:

Machinery and equipment..............................  4 - 10 years
Furniture and fixtures...............................  3 - 5 years
Buildings............................................  25 - 40 years
Leasehold improvements...............................  Lesser of useful life or lease term

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or betterments of significant items are capitalized.

  Tangible asset impairment

     The Company continually monitors conditions that may affect the carrying value of its tangible assets. When conditions indicate potential impairment of such assets, the Company evaluates the fair value of the assets. When the fair value of an asset is less than the carrying value of the asset, the impaired asset is written down to its estimated fair value, and is charged to operations in the period in which impairment is determined. Management is not aware of any events that would indicate potential impairment of its tangible assets.

     Intangible assets

     At December 31, 2004, intangible assets consist of certain Company patents revalued at the "fresh start" date to fair value. Such patents are amortized over estimated lives between 15 and 20 years. Accumulated amortization at December 31, 2004 and December 31, 2003 was approximately $544,000 and $391,000, respectively. Amortization of patents is expected to approximate $155,000 per year for each of the five succeeding years. The Company continually monitors conditions that may affect the carrying value of its intangible assets. When conditions indicate potential impairment of such assets, the Company evaluates the fair value of the assets. When the fair value of an asset is less than the carrying value of the asset, the impaired asset is written down to its estimated fair value, and is charged to operations in the period in which impairment is determined. Management is not aware of any events that would indicate potential impairment of its intangible assets.

     The adoption of SFAS No. 142, "Goodwill and Other Intangible Assets", required the Company to perform an impairment assessment of the Company's "reorganization value in excess of amounts allocable to identifiable assets" arising from the valuation performed upon its emergence from Chapter 11 in October 2000 ("excess reorganization value"), and goodwill, as of March 31, 2002. Under the transition guidance of SFAS No. 142, the Company was required to perform its initial impairment evaluation within six months of adopting the new standard, and any impairment charges were to be retroactively recorded in

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES the first quarter of the Company's fiscal year. Other identifiable intangible assets of the Company consist of patents that continue to be amortized over their estimated useful lives. In accordance with SFAS No. 142, the Company compared the book value of the Company's net assets, including the excess reorganization value and goodwill, to the Company's fair value as of March 31, 2002. The Company estimated its fair value using the following methodologies: a discounted cash flows approach, relative market multiples for comparable businesses and a market approach based on the Company's total market capitalization. Because the fair value was lower than the book value of the Company's net assets, excess reorganization value and goodwill were determined to be impaired and accordingly, the carrying value of such assets (approximately $14.7 million at March 31, 2002) was charged to earnings as the cumulative effect of a change in method of accounting effective March 31, 2002. There was no tax effect of the change in accounting principle, as the excess reorganization value and goodwill were not deductible for income tax purposes.

     Following is a summary of intangible assets (in thousands):

                                                      DECEMBER 31, 2004   DECEMBER 31, 2003
                                                      -----------------   -----------------
                                                         (UNAUDITED)         (UNAUDITED)
Identifiable intangible assets -- patents:
Gross carrying amount...............................       $1,652              $1,563
Accumulated amortization............................         (544)               (391)
                                                           ------              ------
Net carrying amount.................................       $1,108              $1,172
                                                           ======              ======

     Amortization expense for the year ended December 31, 2004, the nine months ended December 31, 2003 and the years ended March 29, 2003 was $153,000, $106,000 and $124,000, respectively.

  Deferred financing costs

     Costs incurred in connection with financing activities are deferred and amortized over the lives of the respective debt instruments using the straight line method (which approximates the effective interest method), and are charged to interest expense in the accompanying consolidated statements of operations. Total costs deferred and included in "other assets" in the accompanying consolidated balance sheets at December 31, 2004 and December 31, 2003 were $349,000 and $401,000, respectively.

  Income taxes

     Income taxes are recognized for financial reporting purposes during the year in which transactions enter into the determination of income, with deferred taxes being provided for temporary differences between the basis for financial reporting purposes and the basis for income tax reporting purposes. A valuation allowance is provided for deferred tax assets when, in the opinion of management, it is more likely than not that the deferred tax assets will not be realized.

  Revenue recognition

     The Company recognizes revenue from product sales when it has shipped the goods and title and the risk of loss has passed. Additionally, the Company accrues for estimated sales returns and other allowances at the time of shipment based upon historical experience. Actual sales returns and other allowances have not differed materially from such estimates.

  Annual revenues from major customers

     The Company's net sales to three customers in the year ended December 31, 2004 aggregated approximately 30%, 24% and 8% of net sales. The Company's net sales to these same three customers in

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES the nine months ended December 31, 2003 aggregated approximately 32%, 23% and 13% of net sales. The Company's net sales to these same three customers in the year ended March 29, 2003 aggregated approximately 32%, 21% and 19% of net sales, respectively.

  Environmental expenditures

     Environmental expenditures that result from the remediation of an existing condition caused by past operations that will not contribute to current or future revenues are expensed. Expenditures that extend the life of the related property or prevent future environmental contamination are capitalized. The Company's environmental expenditures for the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003 were insignificant. Undiscounted liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated. See Note 7 for further information regarding environmental reserves.

  Advertising costs

     Advertising costs are charged to operations when incurred. Advertising costs were approximately $195,000, $81,000 and $117,000 during the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, respectively, and were recorded as a component of selling and marketing expenses in the accompanying consolidated statements of operations.

  Shipping costs

     The costs to ship products to customers of approximately $3.7 million, $2.9 million and $2.9 million during the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, respectively, are included as a component of cost of sales in the accompanying consolidated statements of operations.

  Research and development expenses

     Research and development costs are charged to operations when incurred and are included in operating expenses. Costs associated with design and development for fabric and airbag cushions for the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, were $1.5 million, $1.2 million and $1.2 million, respectively.

  Comprehensive income

     SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company currently has two items, unrealized gain or loss on foreign currency translation and gain or loss on derivatives, which are components of other comprehensive income. Unrealized gains or losses on foreign currency translation are not shown net of income taxes because the earnings of foreign subsidiaries are considered by Company management to be permanently reinvested.

  Earnings per share

     Earnings per share amounts have been computed using Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. It also requires a reconciliation of the numerator and denominator of the basic EPS

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES computation to the numerator and denominator of the diluted EPS computation. Diluted EPS includes unexercised stock options using the treasury stock method. (See Note 11).

  Stock Based Compensation

     On May 18, 2001, the Safety Components International, Inc. 2001 Stock Option Plan ("Stock Option Plan") became effective pursuant to shareholder approval. The Stock Option Plan provides for the issuance of options to purchase up to an aggregate of 900,000 shares of SCI's common stock to key officers, employees, directors and consultants of SCI or its affiliates. Unless designated otherwise by the Compensation Committee of the Board of Directors, options granted pursuant to the Stock Option Plan are intended to be non-statutory stock options. The Compensation Committee determines the exercise price and the term of options granted pursuant to the Stock Option Plan at the time of grant. Each award is determined by the Compensation Committee on an individual basis. Options to purchase a total of 510,100 shares of common stock at a fair market price of $8.75 per share (subject to adjustment in certain circumstances), to vest ratably over a period of three years from the date of grant on May 18, 2001, were granted by the Compensation Committee to 22 employee participants and to the outside directors under the Stock Option Plan. Additional options to purchase 190,000 shares of common stock at a fair market price of $6.71 per share, to vest ratably over a period of three years from the date of grant on April 1, 2002, were granted by the Compensation Committee to employees and outside directors. All options expire on October 31, 2010.

     The Company applies the principles of Accounting Principles Board Opinion ("APB") No. 25 in accounting for employee stock option plans (the intrinsic value method). All stock options granted had an exercise price equal to the fair market value of the underlying common stock at the date of grant. Accordingly, under APB No. 25, no compensation cost was recognized in the Company's financial statements in prior periods. During the quarter ended September 27, 2003, the Change of Control occurred and as a result under the provisions of the Stock Option Plan all options vested immediately and the exercise prices of a certain subset of the options were automatically changed to $0.01 (the "modified options"). This change in exercise price constituted a modification of the Stock Option Plan and under APB No. 25 and Financial Interpretation Number ("FIN") 44, "Accounting for Certain Transactions involving Stock Compensation," the Company was required to recognize compensation cost of $1.4 million ($823,000 net of tax) for the modified options, representing 126,900 options, for the quarter ended September 27, 2003. No expense was recognized on the remaining 567,800 options that were not subject to the automatic change in exercise price. According to the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," the Company is required to disclose the compensation expense included in net income based on APB No. 25 and the related pro-forma cost measured by the fair value method under SFAS No. 123, net of tax effects. Additionally, the modification resulted in an increased value for the modified options (the "incremental fair value") that is disclosed as part of the pro-forma expense measured by the fair value method.

     The fair values of the original options are based upon the Black-Scholes option-pricing model, and are estimated on the date of grant with the following assumptions used for grants in fiscal years 2003 and 2002, respectively: risk free interest rate of 4.79 and 5.45 percent; zero percent dividends; expected lives of 6.0 years for each grant; and expected volatility of 80.9 and 188.0 percent. The fair values of the options granted at May 18, 2001 and April 1, 2002, were $4.26 and $6.44 per share, respectively. Prior to the modification, the Company's SFAS No. 123 pro-forma compensation expense would have been $1.1 million and $419,000 for the nine months ended December 31, 2003 and for the twelve months ended March 29, 2003, respectively.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     As a result of the modification, the incremental fair value of the modified options is to be estimated immediately before their terms are modified and on the date of modification. The fair values for the modified options were also based on the Black-Scholes option-pricing model, with the following assumptions used: risk free interest rate of 0.99 percent; zero percent dividends; expected life of 0.5 years; expected volatility of 83.7 percent; and an exercise price of $0.01 and $8.75. The incremental fair value of the modified options was $7.38. As a result, the incremental pro-forma compensation expense was $534,000 and $0 for the nine months ended December 31, 2003 and for the twelve months ended March 29, 2003, respectively.

     Had compensation cost for the Company's stock option plans been determined based on the estimated fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123 (as amended), the Company's compensation cost (net of tax), net income (loss) and net income (loss) per common share, basic and diluted, would have been affected as indicated in the pro-forma amounts below (in thousands, except per share data):

                                                             PERIOD FROM
                                        YEAR ENDED        MARCH 30, 2003 TO       YEAR ENDED
                                     DECEMBER 31, 2004    DECEMBER 31, 2003     MARCH 29, 2003
                                      (TWELVE MONTHS)       (NINE MONTHS)       (TWELVE MONTHS)
                                     -----------------   --------------------   ---------------
                                        (UNAUDITED)          (UNAUDITED)          (UNAUDITED)
Net income (loss), as reported:....       $10,248               $6,102              $(8,785)
                                          -------               ------              -------
  Add: Total stock-based employee
     compensation expense included
     in reported net income (loss),
     net of tax....................            --                  823                   --
  Deduct: Total stock-based
     employee compensation expense
     determined under fair value
     method, net of tax............            --                1,650                  419
                                          -------               ------              -------
Pro forma net income loss..........       $10,248               $5,275              $(9,204)
                                          =======               ======              =======
Net income (loss) per share:
     Basic -- as reported:.........       $  1.97               $ 1.23              $ (1.77)
     Basic -- pro forma:...........       $  1.97               $ 1.06              $ (1.86)
     Diluted -- as reported:.......       $  1.94               $ 1.19              $ (1.77)
     Diluted -- pro forma:.........       $  1.94               $ 1.03              $ (1.86)

     There were 354,200 options outstanding as of December 31, 2004. During the year ended December 31, 2004, there were 258,300 exercised options, no forfeitures and no options were granted or expired. Of the 354,200 options outstanding at December 31, 2004, 272,500 have an exercise price of $8.75, 74,200 have an exercise price of $6.71 and 7,500 have an exercise price of $0.01, with all options having a weighted average remaining contractual life of
5.84 years. All options outstanding became fully vested upon the Change of Control and are currently exercisable.

     There were 612,500 options outstanding as of December 31, 2003. During the nine months ended December 31, 2003, there were 77,800 exercised options, forfeitures of 6,400 and 3,400 options with an exercise price of $8.75 and $6.71, respectively, and no options were granted or expired. Of the 612,500 options outstanding at December 31, 2003, 350,400 had an exercise price of $8.75, 100,300 had an exercise price of $0.01 and 161,800 had an exercise price of $6.71, with all options having a weighted average remaining contractual life of 7.10 years. All options outstanding became fully vested upon the Change of Control and are currently exercisable.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     There were 700,100 options outstanding at March 29, 2003, of which 510,100 had an exercise price of $8.75 and 190,000 had an exercise price of $6.71, with a weighted average remaining contractual life of 7.60 years; 341,767 of these options were currently exercisable with an exercise price of $8.75. Options to purchase 190,000 shares of common stock at a fair market price of $6.71 per share, to vest ratably over a period of three years from the date of grant on April 1, 2002, were granted by the Compensation Committee to employees and outside directors. There were no options exercised, forfeited or expired for the year ended March 29, 2003.

     See "New Accounting Standards" below for further information on the potential impact of new accounting guidance on stock based compensation.

  Foreign currency translation

     Financial statements of substantially all of the Company's foreign operations are prepared using the local currency as the functional currency. Translation of these foreign operations to United States dollars occurs using the current exchange rate for balance sheet accounts and a weighted average exchange rate for results of foreign operations. Translation gains or losses are recognized in "accumulated other comprehensive income (loss)" as a component of stockholders' equity in the accompanying consolidated balance sheets.

     The Company's subsidiary in Mexico prepares its financial statements using the United States dollar as the functional currency. Since the Mexico subsidiary does not have external sales and does not own significant amounts of inventory or fixed assets, the Company has determined that the United States dollar is the appropriate functional currency. Accordingly, the translation effects of the financial statements are included in the results of operations. During the periods presented herein, such amounts were not significant.

     Foreign currency transaction gains are reflected in operations in "other income, net." During the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, transaction gains included in operations amounted to $677,000, $2.0 million and $3.5 million, respectively.

  Fair value of financial instruments

     The consolidated financial statements include financial instruments whereby the fair market value of such instruments may differ from amounts reflected on a historical basis. Financial instruments of the Company consist of cash deposits, accounts receivable, advances to affiliates, accounts payable, certain accrued liabilities and long-term debt. The carrying amount of the Company's long-term debt at December 31, 2004 and December 31, 2003 approximated fair market value based on prevailing market rates. The Company's other financial instruments generally approximate their fair values based on the short-term nature of these instruments.

  Discontinued Operations

     As discussed in Note 3, the Company has reported its metal and defense businesses as discontinued operations in the consolidated financial statements from October 11, 2000, the measurement date, through March 29, 2003. Prior to March 29, 2003, the Company had disposed of all discontinued operations with the sale of Galion, Inc. on December 23, 2002. Accordingly, the businesses' net losses during the years ended March 30, 2002 and March 29, 2003, which were incurred subsequent to the measurement date, were applied against the accrued losses recorded during those periods as incurred in the consolidated statements of operations.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

  Segment Information

     The Company has adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company sells similar products (airbag cushions, airbag fabric and technical fabrics), uses similar processes in selling the products and sells the products to similar classes of customers. As a result of these similar economic characteristics and the way the business is managed, the Company has aggregated the results into a single segment for purposes of reporting financial condition and results of operations. See Note 8 for product revenue and geographic information.

  New Accounting Standards

     In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 151 will have on its financial position and results of operations.

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 153 will have on its financial position and results of operations.

     In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after June 15, 2005. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 123(R) will have on its financial position and results of operations.

NOTE 3  DISCONTINUED OPERATIONS

     As previously discussed, on October 10, 2000, the Company concluded to exit and sell its metal and defense businesses consisting of Valentec Wells, LLC, the metallic belt links business located in Missouri (relocated from Costa Mesa, CA) and Galion, Inc., the defense systems and products divisions located in Ohio.

     On September 27, 2001, the Company finalized the sale of the metallic belt links business of Valentec Wells, LLC. Pursuant to an asset purchase agreement dated September 16, 2001 between Valentec Wells, LLC and Alliant Lake City Small Caliber Ammunition Company LLC, the Company sold the metallic belt links production assets and inventory of Valentec Wells, LLC for approximately $4.8 million in cash. The resulting gain on this sale was substantially offset by additional provisions for losses and an asset write-down at Galion, Inc. in fiscal 2002.

     On December 23, 2002, the Company completed the disposal of its discontinued operations with the sale of Galion, Inc. ("Galion") pursuant to a stock purchase agreement between the Company and Galion Acquisition, LLC, an affiliate of The Diversified Group Incorporated. The Company sold all its stock in Galion for an adjusted purchase price of $454,000 in cash, resulting in a loss on disposition of discontinued operations of approximately $2.0 million, including the recognition of a tax provision of approximately $660,000 related to an adjustment of the deferred tax liabilities of the discontinued operations. There was

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES no tax effect on the loss on disposition as the Company recorded a deferred tax asset and a concurrent reserve on the tax asset as a result of the loss being a capital loss.

     Following is a summary of financial information for the Company's discontinued metal and defense operations (in thousands):

                                                              PERIOD FROM
                                          YEAR ENDED       MARCH 30, 2003 TO     YEAR ENDED
                                       DECEMBER 31, 2004   DECEMBER 31, 2003   MARCH 29, 2003
                                        (TWELVE MONTHS)      (NINE MONTHS)     (TWELVE MONTHS)
                                       -----------------   -----------------   ---------------
                                          (UNAUDITED)         (UNAUDITED)        (UNAUDITED)
Net sales............................        $  --               $  --             $5,435
Discontinued operations:
  Loss on disposition, net of income
     taxes...........................           --                  --              2,023(a)

---------------

(a) During fiscal year 2003, the Company recorded a loss on disposition of discontinued operations due to the sale of Galion, Inc. in December 2002.

     The Company accounted for its discontinued operations in accordance with APB No. 30. Accordingly, the Company recognized an initial estimated loss at the measurement date and additional losses subsequent to the measurement date under the "net realizable value" principle. Continued, unforeseen losses at the Valentec and Galion operations were the primary reason for additional losses being recognized. Unanticipated costs related to the move of the Valentec operation from California to Missouri; the unanticipated loss of major contracts; changing market conditions resulting in additional pricing pressure; a deferred tax provision adjustment associated with Galion; and a loss recognized on the disposition of Galion were the primary contributors to these additional losses.

NOTE 4  COMPOSITION OF CERTAIN CONSOLIDATED BALANCE SHEET ACCOUNTS (IN
        THOUSANDS)

                                                       DECEMBER 31, 2004   DECEMBER 31, 2003
                                                       -----------------   -----------------
                                                          (UNAUDITED)         (UNAUDITED)
Accounts receivable:
  Trade receivables, net and allowances of $892 and
     $445 at December 31, 2004 and December 31, 2003,
     respectively....................................      $ 37,547            $ 35,361
  Other..............................................         1,725               1,748
                                                           --------            --------
  Total..............................................      $ 39,272            $ 37,109
                                                           ========            ========
Inventories:
  Raw materials......................................      $  7,153            $  6,273
  Work-in-process....................................         8,073               7,089
  Finished goods.....................................        11,656              10,190
                                                           --------            --------
  Total..............................................      $ 26,882            $ 23,552
                                                           ========            ========
Property, plant and equipment:
  Land and buildings.................................      $ 20,479            $ 18,757
  Machinery and equipment............................        67,238              59,221
  Furniture and fixtures.............................         1,167               1,396
  Construction in process............................         2,277                 603
                                                           --------            --------
                                                             91,161              79,977
  Less -- accumulated depreciation and
     amortization....................................       (42,712)            (29,549)
                                                           --------            --------
  Total..............................................      $ 48,449            $ 50,428
                                                           ========            ========

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 5  LONG-TERM DEBT (IN THOUSANDS)

                                                       DECEMBER 31, 2004   DECEMBER 31, 2003
                                                       -----------------   -----------------
                                                          (UNAUDITED)         (UNAUDITED)
Congress revolving credit facility due on October 8,
  2006, bearing a variable interest rate (5.00% at
  December 31, 2004).................................       $   105             $ 4,628
Congress Term A loan due on October 8, 2006, bearing
  a variable interest rate (5.00% at December 31,
  2004)..............................................         2,048               4,176
KeyCorp equipment note due August, 2005..............         1,028               2,690
HVB Bank Czech Republic mortgage note due March,
  2007...............................................         2,640               3,509
Capital equipment notes payable, with various
  interest rates ranging from 6.42% to 8.36%,
  maturing at various dates through March 2007.......         1,171               1,028
                                                            -------             -------
Total debt...........................................         6,992              16,031
Less -- current portion of long-term debt............        (3,263)             (4,214)
                                                            -------             -------
Total long-term portion of debt......................       $ 3,729             $11,817
                                                            =======             =======

  Credit Facilities

     The Company has a credit facility with Congress Financial Corporation (Southern), a subsidiary of Wachovia Bank, National Association ("Congress"). The Company has an aggregate $35.0 million revolving credit facility with Congress (the "Congress Revolver") expiring October 8, 2006. Under the Congress Revolver, the Company may borrow up to the lesser of (a) $35.0 million or (b) 85% of eligible accounts receivable, plus 60% of eligible finished goods, plus 50% of eligible raw materials. The amount outstanding under the Congress Revolver at December 31, 2004 was $105,000. The Congress Revolver also includes a $5.0 million letter of credit facility, which was unutilized at December 31, 2004.

     In addition, the Company has a term facility with Congress (the "Congress Term A loan") under which $2.0 million was outstanding as of December 31, 2004. The Congress Term A loan is payable in equal monthly installments of approximately $45,000, with the unpaid principal amount due on October 8, 2006. Additional amounts are not available for borrowing under the Congress Term A loan. In addition to the Congress Revolver and the Congress Term A loan, the Company also has an additional term loan (the "Congress Term B loan" and, collectively with the Congress Revolver and the Congress Term A loan, the "Congress Facilities") which is undrawn and under which $3.5 million was available as of December 31, 2004. At December 31, 2004, the Company's availability for additional borrowings (based on the maximum allowable limit) under the Congress Revolver and the Congress Term B loan was approximately $38.4 million.

     The interest rate on the Congress Revolver and Congress Term A loan is variable, depending on the amount of the Company's Excess Availability (as defined in the Congress Facilities) at any particular time and the ratio of the Company's EBITDA, less certain capital expenditures made by the Company, to certain fixed charges of the Company (the "Fixed Charge Coverage Ratio"). The Company may make borrowings based on the prime rate as described in the Congress Facilities (the "Prime Rate") or the LIBOR rate as described in the Congress Facilities, in each case with an applicable margin applied to the rate. The Congress Term B loan bears interest at the Prime Rate plus 3%. At December 31, 2004, the margin on Prime Rate loans was 0.0% and the margin on LIBOR rate loans was 1.75%. The Company is required to pay a monthly unused line fee of 0.25% per annum on the unutilized portion of the Congress Revolver and a monthly fee equal to 1.75% per annum of the amount of any outstanding letters of credit.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     Under the Congress Revolver and Congress Term A loan, the Company is subject to a covenant that requires it to maintain a certain tangible net worth. To the extent that the Company has borrowings outstanding under the Congress Term B loan, it is subject to additional financial covenants that require the
Company: (i) to maintain EBITDA of no less than certain specified amounts, (ii) to maintain a Fixed Charge Coverage Ratio of no less than a specified amount,
(iii) to maintain a ratio of certain indebtedness to EBITDA not in excess of a specified amount, and (iv) not to make capital expenditures in excess of specified amounts. In addition, the Company would be required to repay the Congress Term B loan to the extent of certain excess cash flow.

     The Congress Facilities also impose limitations upon the Company's ability to, among other things, incur indebtedness (including capitalized lease arrangements); become or remain liable with respect to any guaranty; make loans; acquire investments; declare or make dividends or other distributions; merge, consolidate, liquidate or dispose of assets or indebtedness; incur liens; issue capital stock; or change its business. At December 31, 2004, the Company was in compliance with all financial covenants. At December 31, 2004, the Company was also in compliance with all non-financial covenants other than a covenant requiring the company to dissolve certain inactive subsidiaries. The non-compliance under this covenant was waived by Congress. Substantially all assets of the Company are pledged as collateral for the borrowings under the Congress Facilities.

     In July 2004, the Company and Congress entered into an amendment to the Congress Facilities which, among other things, allows the Company to include its Romanian subsidiary and entities formed in connection with its joint venture in China within the group of affiliates to which the Company is permitted to make loans up to an aggregate specified amount. In October 2004, the Company and Congress entered into an amendment and consent to the Congress Facilities pursuant to which Congress consented to certain actions by the Company, and the Company and Congress agreed to certain amendments to the Congress Facilities, in each case in order to permit the Company to enter into its joint venture in South Africa. This amendment also, among other things, allows the Company to include the entity formed to conduct this joint venture within the group of affiliates to which the Company is permitted to make loans up to an aggregate specified amount.

  Other Long term Obligations

     On March 28, 2002, the Company's Czech Republic subsidiary and HVB Bank Czech Republic, successor to Bank Austria, entered into an amendment to its $7.5 million mortgage note facility dated June 4, 1997. This amendment extended the mortgage facility for five years, established an interest rate of 1.7% over EURIBOR (EURIBOR was 2.42% at December 31, 2004), requires monthly payments of approximately $89,000 and is secured by the real estate assets of the Company's subsidiary in the Czech Republic. The Company has guaranteed the repayment of up to $500,000 of the obligations of this subsidiary with respect to this facility.

     On July 10, 1998, the Company entered into a $10.0 million financing arrangement with KeyCorp Leasing, a division of Key Corporate Capital Inc. ("KeyCorp"). The KeyCorp financing agreement has a seven-year term, bears interest at a rate of 1.25% over LIBOR (LIBOR was 2.42% at December 31, 2004), requires monthly payments of approximately $150,000 and is secured by certain equipment located at the Company's Greenville, South Carolina facility.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     Future annual minimum principal payments of long-term debt and capital lease obligations at December 31, 2004 are due in the following fiscal years (in thousands):

2005........................................................   $3,263
2006........................................................    3,284
2007........................................................      445
2008........................................................       --
2009........................................................       --
Thereafter..................................................       --
                                                               ------
                                                               $6,992
                                                               ======

  Guarantees

     FASB Interpretation No. 45 provides guidance on the disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued and specific disclosures related to product warranties. As of December 31, 2004, the Company and various consolidated subsidiaries of the Company are borrowers under the Congress Facilities (as defined above) and a note payable to a bank in the Czech Republic (together, the "Facilities"). The Facilities are guaranteed by either the Company and/or various consolidated subsidiaries of the Company in the event that the borrower(s) default under the provisions of the Facilities. The guarantees are in effect for the duration of the related Facilities. The Company does not provide product warranties within the disclosure provisions of Interpretation No. 45.

NOTE 6  INCOME TAXES

     The provision (benefit) for income taxes from continuing operations is comprised of the following (in thousands):

                                                             PERIOD FROM
                                        YEAR ENDED        MARCH 30, 2003 TO       YEAR ENDED
                                     DECEMBER 31, 2004    DECEMBER 31, 2003     MARCH 29, 2003
                                      (TWELVE MONTHS)       (NINE MONTHS)       (TWELVE MONTHS)
                                     -----------------   --------------------   ---------------
                                        (UNAUDITED)          (UNAUDITED)          (UNAUDITED)
Current taxes:
  Federal..........................       $1,425                $2,392              $3,529
  State............................          223                   360                 633
  Foreign..........................        3,798                 1,987               1,593
Deferred taxes:
  Federal..........................           70                  (885)                378
  State............................           11                  (135)                (38)
  Foreign..........................          244                    89                  25
                                          ------                ------              ------
                                          $5,771                $3,808              $6,120
                                          ======                ======              ======

     Income before income tax expense attributable to domestic operations is approximately $6.8 million, $4.6 million, and $11.9 million during the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, respectively. Income before income tax expense attributable to foreign operations is approximately $9.3 million, $5.3 million and $2.1 million during the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, respectively.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     The provision for income taxes differs from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes as follows:

                                                             PERIOD FROM
                                        YEAR ENDED        MARCH 30, 2003 TO       YEAR ENDED
                                     DECEMBER 31, 2004    DECEMBER 31, 2003     MARCH 29, 2003
                                      (TWELVE MONTHS)       (NINE MONTHS)       (TWELVE MONTHS)
                                     -----------------   --------------------   ---------------
                                        (UNAUDITED)          (UNAUDITED)          (UNAUDITED)
Expected taxes at federal statutory
  rate.............................          34%                   34%                 34%
State income taxes, net of federal
  benefits.........................           1                     2                   3
Foreign earnings taxed at different
  rates............................           4                     3                   6
Deductible foreign taxes...........          (3)                   --                  --
Valuation allowance on deferred tax
  assets...........................           1                     1                  --
Recovery of non-taxable bankruptcy
  expense..........................          --                     1                  --
Other, net.........................          (1)                   (2)                  1
                                           ----                  ----                ----
                                             36%                   39%                 44%
                                           ====                  ====                ====

     The following summarizes the deferred tax assets (liabilities) recognized in the accompanying consolidated balance sheets (in thousands):

                                                      DECEMBER 31, 2004   DECEMBER 31, 2003
                                                      -----------------   -----------------
                                                         (UNAUDITED)         (UNAUDITED)
Deferred tax assets (liabilities):
  Accrued compensation..............................       $    --             $   212
  Accrued insurance.................................           204                 234
  Other accrued liabilities.........................           556                 290
  Inventory.........................................           523                 504
  Receivables.......................................           327                  99
  Property, plant and equipment.....................        (4,703)             (4,836)
  Deferred compensation.............................         1,371               1,060
  Environmental reserves............................           103                 103
  Stock options.....................................            31                 389
  Capital loss carryforward.........................           795                 795
  Foreign deferred tax assets
     (liabilities) -- other.........................           451                (114)
  Foreign net operating loss carryforwards..........            --                 550
                                                           -------             -------
     Net deferred tax liabilities before valuation
       allowances...................................          (342)               (714)
  Valuation allowance on capital loss and foreign
     net operating loss carryforwards and foreign
     deferred tax assets............................        (1,440)             (1,345)
                                                           -------             -------
     Net deferred tax liabilities...................        (1,782)             (2,059)
                                                           =======             =======

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                                                      DECEMBER 31, 2004   DECEMBER 31, 2003
                                                      -----------------   -----------------
                                                         (UNAUDITED)         (UNAUDITED)
Recognized as follows in the accompanying
  consolidated balance sheets
  Current deferred tax assets.......................       $ 1,609             $ 1,340
  Long-term deferred tax assets.....................           244                 112
  Long-term deferred tax liabilities................        (3,635)             (3,511)
                                                           -------             -------
     Net deferred tax liabilities...................       $(1,782)            $(2,059)
                                                           =======             =======

     Current deferred tax assets are included in "prepaid and other" assets and long-term deferred tax assets are included in "other assets" in the accompanying consolidated balance sheets.

     The net valuation allowance on capital loss and foreign deferred tax assets increased by approximately $95,000 due to the establishment of a valuation allowance for foreign deferred tax assets attributable to the Company's United Kingdom operations.

     No taxes have been provided relating to the possible distribution of approximately $26.3 million of undistributed earnings considered to be permanently reinvested in foreign operations.

     Significant judgment is required in evaluating the Company's federal, state and foreign tax positions and in the determination of its tax provision. Despite management's belief that the Company's tax return positions are fully supportable, the Company may establish, and has established, reserves when it believes that certain tax positions are likely to be challenged and it may not fully prevail in overcoming these challenges. The Company may adjust these reserves as relevant circumstances evolve, such as guidance from the relevant tax authority, its tax advisors or resolution of issues. The Company's tax expense includes the impact of reserve provisions and changes to reserves that it considers appropriate. The Company is currently undergoing examinations of its corporate income tax returns by tax authorities and it is possible that the examination could result in assessment and payment of taxes related to these positions during 2005. Therefore, the reserves for these positions are classified as current in the accompanying consolidated balance sheet.

     The Company does not expect any material impact on its financial statements from the American Jobs Creation Act of 2004.

NOTE 7  COMMITMENTS AND CONTINGENCIES

  Legal proceedings

     As described in Note 1, the Company emerged from bankruptcy on October 11, 2000, and an order entering the final decree and closing the Chapter 11 cases was signed on November 21, 2003. The final decree is subject to a "Limited Reservation of Jurisdiction" for a "Reporting/Fee Dispute" with the U.S. Trustee Office over administrative matters associated with the cases. The Company has reserved $275,000 for any potential exposure associated with the Reporting/Fee Dispute. Although no assurances can be given in this regard, management does not expect that the Company will incur material expenditures in addition to those reserved with respect to the Reporting/Fee Dispute.

     The Company, from time to time, becomes party to legal proceedings and administrative actions, which are of an ordinary or routine nature, incidental to the operations of the Company. Although it is difficult to predict the outcome of any legal proceeding, in the opinion of the Company's management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company's financial condition, operations or cash flow.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

  Leases

     The Company has non-cancelable leases for equipment and office space that expire at various dates through 2010. The net present value of the capital lease obligations is included as part of the Company's total long-term debt described above in Note 5. Certain of the lease payments are subject to adjustment for inflation. The Company incurred rent expense of $1.7 million, $1.3 million and $2.0 million for the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, respectively.

     Future annual minimum lease payments for all non-cancelable leases as of December 31, 2004 are as follows (in thousands):

                                                                CAPITAL      OPERATING
                                                              -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
2005........................................................    $  561        $  660
2006........................................................       529           384
2007........................................................       154           225
2008........................................................        --            49
2009........................................................        --            15
Thereafter..................................................        --             7
                                                                    --            --
                                                                ------        ------
Total minimum lease payments................................     1,244        $1,340
                                                                ======        ======
Amount representing interest................................        73
                                                                ------
Net present value of minimum lease payments.................    $1,171
                                                                ======

  Environmental issues

     An undiscounted reserve of $277,000 has been included in "other long-term liabilities" on the accompanying consolidated balance sheets for estimated future environmental expenditures related to the Company's facility in Greenville, South Carolina (the "Greenville facility") for conditions existing prior to the Company's ownership of the facility. Such reserve was established at the time the Company acquired the facility, and the amount was determined by reference to the results of a Phase II study performed at the Greenville facility. In addition, the Greenville facility has been identified along with numerous other parties as a Potentially Responsible Party ("PRP") at the Aquatech Environmental, Inc. Superfund Site. The Company believes that it is a de minimis party with respect to the site and that future clean-up costs incurred by the Company will not be material.

     The Company has received a General Notice of Potential Liability letter from the U.S. Environmental Protection Agency ("EPA"), dated November 22, 2004, addressed to Valentec Wells, LLC, an inactive subsidiary ("Valentec Wells") of the Company, regarding the RRGClayton Chemical Site (the "Site"). The EPA Notice states that the agency has received information indicating that Valentec Wells is a PRP for the Site pursuant to the Comprehensive Environmental Response Compensation and Liability Act. The EPA letter indicates that Valentec Wells is one of 73 PRPs that were selected to receive this Notice as the alleged largest contributors of waste to the Site. The EPA Notice invited Valentec Wells to attend PRP meetings in early December 2004 and to respond indicating the company's willingness to perform or finance remedial response activities at the Site. In subsequent communications, EPA has alleged that Valentec Wells may be connected to the Site through another corporation. The Company has requested that EPA provide any information in its possession related to the alleged successor relationship between Valentec Wells and the other company. As of the date of this

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

Annual Report on Form 10-K, no information has been provided by the EPA and the Company's inquiry into this matter has not confirmed any corporate relationship between Valentec Wells and the other company, nor has it revealed any information to indicate that Valentec Wells ever sent wastes to the Site. The Company will continue to review this matter. At this time, the Company is unable to predict the outcome or reasonably estimate a range of possible loss.

     Although no assurances can be given in this regard, in the opinion of management, no material expenditures beyond those accrued are expected to be required for the Company's environmental control efforts and the final outcomes of these matters are not expected to have a material adverse effect on the Company's financial position or results of future operations. The Company believes that it currently is in compliance with applicable environmental regulations in all material respects. Management's opinion is based on the advice of independent consultants on environmental matters.

NOTE 8  PRODUCT AND GEOGRAPHIC INFORMATION

     The Company operates in a single segment as a manufacturer of automotive airbag fabric and cushions and technical fabrics with operations principally in North America and Europe. The Company attributes its revenues from external customers based on the location of its sale contracts and long-lived assets to a particular country based on the location of each of the Company's production facilities. Summarized financial information by product type and geographic area is as follows:

                                                              PERIOD FROM
                                          YEAR ENDED       MARCH 30, 2003 TO     YEAR ENDED
                                       DECEMBER 31, 2004   DECEMBER 31, 2003   MARCH 29, 2003
                                        (TWELVE MONTHS)      (NINE MONTHS)     (TWELVE MONTHS)
                                       -----------------   -----------------   ---------------
                                          (UNAUDITED)         (UNAUDITED)        (UNAUDITED)
United States
  Airbag Cushions....................      $ 59,442            $ 47,899           $ 68,022
  Airbag Fabric......................        26,221              25,321             40,235
  Technical Fabric...................        28,552              18,669             22,471
Germany
  Airbag Cushions....................        96,544              64,994             72,811
United Kingdom
  Airbag Cushions....................        37,124              26,783             40,799
                                           --------            --------           --------
Total Net Sales......................      $247,883            $183,666           $244,338
                                           ========            ========           ========

LONG LIVED ASSETS:

                                                      DECEMBER 31, 2004   DECEMBER 31, 2003
                                                      -----------------   -----------------
                                                         (UNAUDITED)         (UNAUDITED)
United States.......................................       $17,069             $16,141
Mexico..............................................         4,961               4,943
Germany.............................................        13,193              13,621
Czech Republic......................................        14,357              15,654
Other European Countries............................            --               1,435
                                                           -------             -------
Total Long-lived Assets.............................       $49,580             $51,794
                                                           =======             =======

     Long-lived assets include property, plant and equipment, intangible assets and certain other specified assets.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 9  EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution plan for eligible employees which provides for discretionary employer contributions. The Company expensed approximately $224,000, $171,000 and $254,000 during the year ended December 31, 2004, the nine months ended December 31, 2003 and the year ended March 29, 2003, respectively, to the 401(k) Plan.

     The Company established the Safety Components International, Inc. Executive Deferral Program (the "Deferral Program") for the benefit of certain key executive employees. The Deferral Program provides for participants to defer any portion of their cash compensation until some future point in time. The participants' contributions to the Deferral Program are immediately 100% vested. Under the provisions of the Deferral Program, a trust was established to maintain the amounts deferred by the participants. Additionally, the Company funds an amount equal to the exercise price of the options associated with the deferred compensation, which is payable by the employee upon exercise. The assets of the trust are included in "assets held in deferred compensation plan" and the related amounts due to the participants are included in "deferred compensation" in the accompanying consolidated balance sheets. The amounts included in "assets held in deferred compensation plan" were $4.4 million and $3.3 million, and included in "deferred compensation" were $3.7 million and $2.8 million at December 31, 2004 and December 31, 2003, respectively.

NOTE 10  EQUITY SECURITIES

  Preferred Stock

     The Company has 5,000,000 shares of preferred stock authorized and no shares issued at December 31, 2004 and December 31, 2003. The Company's board of directors is authorized to provide for the issuance of the preferred stock in the future, with voting powers, dividend rate, redemption terms, repayment, conversion terms, restrictions, rights and with such other preferences and qualifications as shall be stated in the resolutions adopted by the board of directors at time of issuance.

  Common Stock and Warrants

     The Company has 5,336,100 and 5,077,800 shares of common stock issued, 5,295,778 and 5,037,478 shares of common stock outstanding, and 40,322 shares of treasury stock at December 31, 2004 and December 31, 2003, respectively. Warrants were granted pursuant to the Plan to purchase 681,818 shares of the Company's common stock. These warrants had an exercise price of $19.99 per share and expired on April 10, 2003.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 11  RECONCILIATION TO DILUTED EARNINGS PER SHARE (IN THOUSANDS)

     The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                              PERIOD FROM
                                          YEAR ENDED       MARCH 30, 2003 TO     YEAR ENDED
                                       DECEMBER 31, 2004   DECEMBER 31, 2003   MARCH 29, 2003
                                        (TWELVE MONTHS)      (NINE MONTHS)     (TWELVE MONTHS)
                                       -----------------   -----------------   ---------------
                                          (UNAUDITED)         (UNAUDITED)        (UNAUDITED)
Net income (loss)....................       $10,248             $6,102             $(8,785)
                                            =======             ======             =======
Weighted average number of common
  shares used in basic earnings per
  share..............................         5,206              4,973               4,960
Effect of dilutive securities:
  Stock options......................            88                146                  --
Weighted average number of common
  shares and Dilutive potential
  common stock used in diluted
  earnings per share.................         5,294              5,119               4,960
                                            =======             ======             =======

     At December 31, 2004 options on 354,200 shares of common were considered dilutive and therefore were included in computing diluted earnings per share. These constituted all common stock equivalents at year-end.
Options on 700,100 shares of common stock were not included in computing diluted earnings per share at March 29, 2003, because their effects were antidilutive.

NOTE 12  DERIVATIVES AND HEDGING

     The Company monitors its risk associated with the volatility of certain foreign currencies against its functional currency, the U.S. dollar. The Company uses certain derivative financial instruments to reduce exposure to volatility of foreign currencies. The Company has formally documented all relationships between hedging instruments and hedged items, as well as risk management objectives and strategies for undertaking various hedge transactions. Derivative financial instruments are not entered into for speculative purposes.

     Certain operating expenses at the Company's Mexican facilities are paid in Mexican pesos. To reduce exposure to fluctuations in the U.S. dollar and Mexican peso exchange rates, the Company periodically enters into forward contracts to buy Mexican pesos for periods and amounts consistent with the related, underlying forecasted cash outflows. These contracts are designated as hedges at inception and are monitored for effectiveness on a routine basis. The Company recorded a credit to net earnings of approximately $80,000 for the twelve months ended December 31, 2004 on these forward contracts. At December 31, 2004, the Company had no such outstanding forward exchange contracts. At December 31, 2003, the Company had outstanding forward exchange contracts that matured between January and March 2004 to purchase Mexican pesos with an aggregate notional amount of approximately $2.7 million. The fair values of these contracts at December 31, 2003 totaled approximately $52,000, which was recorded as a liability on the Company's Consolidated Balance Sheets in "other current liabilities." The Company recorded a credit to earnings of approximately $47,000 for the nine months ended December 31, 2003 and the unrealized loss on these forward contracts of approximately $52,000 was included in "accumulated other comprehensive income" at December 31, 2003.

     Certain intercompany sales at the Company's Czech facility are denominated and settled in Euros. To reduce exposure to fluctuation in the Euro and Czech Koruna exchange rates, the Company periodically enters into forward contracts to buy Czech Korunas for periods and amounts consistent with the related,

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES underlying forecasted cash inflows associated with the intercompany sales. These contracts are designated as hedges at inception and are monitored for effectiveness on a routine basis. The Company recorded a charge to net earnings of approximately $141,000 for the twelve months ended December 31, 2004 on these forward contracts. At December 31, 2004, the Company had no such outstanding forward exchange contracts. At December 31, 2003, the Company had outstanding forward exchange contracts that matured between January and March 2004 to purchase Czech Korunas with an aggregate notional amount of approximately $2.1 million. The fair values of these contracts at December 31, 2003 totaled approximately $100,000, which was recorded as a liability on the Company's balance sheet in "other current liabilities." The Company recorded a charge to earnings of approximately $47,000 for the nine months ended December 31, 2003 and the unrealized loss on these forward contracts of approximately $89,000 was included in "accumulated other comprehensive income" at December 31, 2003.

NOTE 13  RELATED PARTY TRANSACTIONS

     On March 19, 2004, Zapata and the Company entered into a Tax Sharing and Indemnity Agreement to define their respective rights and obligations relating to federal, state and other taxes for taxable periods attributable to the filing of consolidated or combined income tax returns as part of the Zapata consolidated federal income tax group. Pursuant to the Tax Sharing and Indemnity Agreement, the Company is required to pay Zapata its share of federal income taxes, if any. In addition, each party is required to reimburse the other party for its use of either party's tax attributes. Similar provisions apply under the Tax Sharing and Indemnity Agreement to other taxes, such as state and local income taxes. Accordingly, the Company paid approximately $675,000 to Zapata in 2004 for taxes related to 2003. Due to exercises of options to purchase common stock of the Company, on or about March 31, 2004, the number of shares of common stock outstanding increased and, as a result, Zapata's ownership was reduced to less than 80%. As a result of Zapata's ownership of the company's outstanding common stock falling below 80%, Zapata will not consolidate the Company into Zapata's consolidated income tax returns for periods subsequent to the first quarter of 2004. Under The Tax Sharing and Indemnity Agreement, the Company will be consolidated into Zapata's tax filing group for the fourth calendar quarter of 2003 and the first calendar quarter of 2004.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 14  TRANSITIONAL PERIOD OPERATING RESULTS

     The following table compares the statement of operations data for the twelve months ended December 31, 2004 with the twelve months ended December 31, 2003 for information purposes only (in thousands):

                                                            TWELVE MONTHS   TWELVE MONTHS
                                                                ENDED           ENDED
                                                            DECEMBER 31,    DECEMBER 31,
                                                                2004            2003
                                                            -------------   -------------
                                                             (UNAUDITED)     (UNAUDITED)
Net sales.................................................    $247,883        $247,142
Gross profit..............................................      36,746          34,750
Income from operations....................................      15,459          13,825
Provision for income taxes................................       5,771           5,472
Income from continuing operations.........................      10,248           8,862
Loss on disposition of discontinued operations............          --            (660)
                                                              --------        --------
Net Income................................................    $ 10,248        $  8,802
                                                              ========        ========
Net income per common share, basic:
  Income from continuing operations.......................    $   1.97        $   1.78
  Less on disposition of discontinued operations..........          --           (0.13)
                                                              --------        --------
Net income per common share, basic........................    $   1.97        $   1.65
                                                              ========        ========
Net income per common share, diluted:
  Income from continuing operations.......................    $   1.94        $   1.78
  Less on disposition of discontinued operations..........          --           (0.13)
                                                              --------        --------
Net income per common share, basic........................    $   1.94        $   1.65
                                                              ========        ========
Weighted average number of shares outstanding, basic......       5,206           4,960
Weighted average number of shares outstanding, diluted....       5,294           4,960

NOTE 15  UNAUDITED QUARTERLY RESULTS

     Unaudited quarterly financial information for the year ended December 31, 2004 and the nine months ended December 31, 2003 is set forth below (in thousands, except per share data).

                                                             QUARTER ENDED
                                          ---------------------------------------------------
                                          MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                            2004        2004         2004            2004
                                          ---------   --------   -------------   ------------
YEAR ENDED DECEMBER 31, 2004
Net sales...............................   $69,231    $65,858       $56,172        $56,622
Gross profit............................    11,203     10,524         8,473          6,546
Income from operations..................     5,932      5,605         2.460          1,462
Net income..............................     3,123      3,843         1,922          1,360
Net income per share, basic.............      0.62       0.73          0.37           0.26
Net income per share, diluted...........      0.60       0.72          0.36           0.26

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                                                                 QUARTER ENDED
                                                    ---------------------------------------
                                                    JUNE 28,   SEPTEMBER 27,   DECEMBER 31,
                                                      2003         2003            2003
                                                    --------   -------------   ------------
NINE MONTH PERIOD FROM MARCH 30, 2002 TO DECEMBER
  31, 2003
Net sales.........................................  $67,416       $52,747        $63,503
Gross profit......................................   10,586         5,028         10,484
Income (loss) from operations.....................    6,295        (1,255)*        4,259
Net income (loss).................................    4,380        (1,491)         3,213
Net income (loss) per share, basic................     0.88         (0.30)          0.65
Net income (loss) per share, diluted..............     0.88         (0.30)          0.61

---------------

 * See Note 1 -- "Change of Control" for impact of the Zapata purchase for quarter ended September 27, 2003.

NOTE 16  SUBSEQUENT EVENTS

     On January 4, 2005, the Company announced it had signed an agreement to form a joint venture with Kingsway International Limited, an entity associated with Huamao (Xiamen) Technical Textile Co., Ltd. ("Huamao") which manufactures airbag fabrics, in China (the "China Joint Venture"). The Company anticipates that the China Joint Venture, which has not yet commenced commercial production, will produce automotive airbag cushions in China utilizing the fabrics produced by Huamao. Pursuant to a technology transfer and joint venture agreement, the Company will provide technical assistance to its partner in the development of airbag fabrics. Production is intended to satisfy the Chinese domestic market. The Company owns 65% of the entity formed to conduct the operations of the China Joint Venture. Pursuant to the joint venture agreement, the Company has the intention, but not an obligation, for funding of its China Joint Venture through potential loan or capital contributions of up to $6.5 million as of December 31, 2004.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                     UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 2005         2004(1)
                                                              ----------   --------------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................   $  3,781       $  4,184
  Accounts receivable, net..................................     40,433         39,272
  Inventories, net..........................................     25,605         26,882
  Assets held in deferred compensation plan.................      2,178          4,361
  Prepaid and other.........................................      3,019          2,653
                                                               --------       --------
     Total current assets...................................     75,016         77,352
Property, plant and equipment, net..........................     45,099         48,449
Identifiable intangible assets, net.........................        907          1,108
Other assets................................................        466            617
                                                               --------       --------
     Total assets...........................................   $121,488       $127,526
                                                               ========       ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................   $ 16,345       $ 16,828
  Accrued salaries and benefits.............................      4,417          4,270
  Deferred compensation.....................................      1,789          3,666
  Accrued and other current liabilities.....................      4,878          4,486
  Income taxes payable......................................      4,222          6,715
  Current portion of long-term debt.........................      2,216          3,263
                                                               --------       --------
     Total current liabilities..............................     33,867         39,228
Long-term debt, net of current maturities...................      2,495          3,729
Deferred income taxes.......................................      4,027          3,635
Other long-term liabilities.................................        307            277
                                                               --------       --------
     Total liabilities......................................     40,696         46,869
                                                               --------       --------
Commitments and contingencies
Minority interest...........................................         --            133
Stockholders' equity:
  Preferred stock: 5,000,000 shares authorized and
     unissued...............................................         --             --
  Common stock: $0.01 par value per share -- 20,000,000
     shares authorized; 5,385,147 and 5,295,778 shares
     outstanding at June 30, 2005 and December 31, 2004,
     respectively...........................................         54             53
  Additional paid-in-capital................................     55,545         54,660
  Treasury stock: 40,322 shares at cost.....................       (411)          (411)
  Retained earnings.........................................     16,988         12,904
  Accumulated other comprehensive income....................      8,616         13,318
                                                               --------       --------
     Total stockholders' equity.............................     80,792         80,524
                                                               --------       --------
     Total liabilities and stockholders' equity.............   $121,488       $127,526
                                                               ========       ========

---------------

(1) Derived from the audited consolidated balance sheet as of December 31, 2004.

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              QUARTER ENDED   QUARTER ENDED
                                                              JUNE 30, 2005   JUNE 30, 2004
                                                              -------------   -------------
                                                                  (IN THOUSANDS, EXCEPT
                                                                     PER SHARE DATA)
Net sales...................................................     $59,008         $65,858
Cost of sales, excluding depreciation.......................      49,222          52,853
Depreciation................................................       2,313           2,917
                                                                 -------         -------
  Gross profit..............................................       7,473          10,088
Selling, general and administrative expenses................       4,523           4,483
                                                                 -------         -------
  Income from operations....................................       2,950           5,605
Other expense (income), net.................................          37            (264)
Interest expense............................................         158             380
                                                                 -------         -------
  Income from operations before income taxes and minority
     interest...............................................       2,755           5,489
Provision for income taxes..................................         945           1,646
Minority interest in loss of consolidated subsidiaries......         (84)             --
                                                                 -------         -------
Net income..................................................     $ 1,894         $ 3,843
                                                                 =======         =======
Net income per common share, basic..........................     $  0.35         $  0.73
                                                                 =======         =======
Net income per common share, diluted........................     $  0.35         $  0.72
                                                                 =======         =======
Weighted average number of shares outstanding, basic........       5,380           5,245
                                                                 =======         =======
Weighted average number of shares outstanding, diluted......       5,457           5,341
                                                                 =======         =======

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED    SIX MONTHS ENDED
                                                                JUNE 30, 2005       JUNE 30, 2004
                                                              -----------------   -----------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................................      $117,620            $135,089
Cost of sales, excluding depreciation.......................        97,246             108,450
Depreciation................................................         4,763               5,708
                                                                  --------            --------
  Gross profit..............................................        15,611              20,931
Selling, general and administrative expenses................         8,894               9,394
                                                                  --------            --------
  Income from operations....................................         6,717              11,537
Other expense (income), net.................................           476                (210)
Interest expense............................................           333                 754
                                                                  --------            --------
  Income from operations before income taxes and minority
     interest...............................................         5,908              10,993
Provision for income taxes..................................         2,033               4,028
Minority interest in loss of consolidated subsidiaries......          (209)                 --
                                                                  --------            --------
Net income..................................................      $  4,084            $  6,965
                                                                  ========            ========
Net income per common share, basic..........................      $   0.76            $   1.35
                                                                  ========            ========
Net income per common share, diluted........................      $   0.75            $   1.33
                                                                  ========            ========
Weighted average number of shares outstanding, basic........         5,355               5,144
                                                                  ========            ========
Weighted average number of shares outstanding, diluted......         5,437               5,244
                                                                  ========            ========

           See notes to unaudited consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED   SIX MONTHS ENDED
                                                               JUNE 30, 2005      JUNE 30, 2004
                                                              ----------------   ----------------
                                                                        (IN THOUSANDS)
Cash Flows From Operating Activities:
  Net income................................................      $ 4,084            $  6,965
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        4,842               5,784
     Provision for bad debts................................          138                 191
     Loss on disposition of assets..........................           44                 178
     Minority interest......................................         (209)                 --
     Deferred taxes.........................................          581                 222
     Tax benefit from exercise of stock options.............          187                 369
     Changes in operating assets and liabilities:
       Accounts receivable..................................       (1,299)             (5,822)
       Inventories..........................................        1,277                 242
       Assets held in deferred compensation plan............        2,183                (598)
       Prepaid and other current assets.....................         (460)               (168)
       Other non-current assets.............................          107                 107
       Accounts payable.....................................         (483)            (10,142)
       Income taxes payable.................................       (2,493)              2,361
       Deferred compensation................................       (1,877)                450
       Accrued and other liabilities........................          839                 490
                                                                  -------            --------
       Net cash provided by operating activities............        7,461                 629
                                                                  -------            --------
Cash Flows From Investing Activities:
  Purchases of property, plant and equipment................       (4,076)             (2,872)
                                                                  -------            --------
       Net cash used in investing activities................       (4,076)             (2,872)
                                                                  -------            --------
Cash Flows From Financing Activities:
  Repayment of Wachovia term note...........................         (267)               (402)
  Net (repayments of) borrowings on Wachovia revolving
     credit facility........................................         (106)              3,410
  Repayments of other debt and long-term obligations........       (1,689)               (902)
  Proceeds from issuance of common stock....................          699                 981
                                                                  -------            --------
       Net cash (used in) provided by financing
          activities........................................       (1,363)              3,087
                                                                  -------            --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (2,425)                (14)
                                                                  -------            --------
Change in cash and cash equivalents.........................         (403)                830
Cash and cash equivalents, beginning of period..............        4,184               4,376
                                                                  -------            --------
Cash and cash equivalents, end of period....................      $ 3,781            $  5,206
                                                                  =======            ========

                See notes to consolidated financial statements.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  BASIS OF PRESENTATION

     The unaudited consolidated financial statements included herein have been prepared by Safety Components International, Inc. and its subsidiaries ("Safety Components" or the "Company") pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from this report, as is permitted by such rules and regulations; however, Safety Components believes that the disclosures included herein are adequate to make the information presented not misleading. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company has experienced, and expects to continue to experience, variability in net sales and net income from quarter to quarter. Therefore, the results of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year. In the opinion of management, the information furnished reflects all adjustments necessary for a fair statement of the results for the reported interim periods, including those of a normal recurring nature.

  The Company

     The Company is an independent supplier of automotive airbag fabric and cushions and technical fabrics with operations in North America and Europe. The Company has recently entered into joint ventures to produce products in China and South Africa, although commercial production has not yet commenced in either of these locations. The Company sells airbag fabric domestically and cushions worldwide to the major airbag module integrators that outsource their demand for such products. The Company is also a manufacturer of value-added technical fabrics used in a variety of niche industrial and commercial applications such as fire service apparel, ballistics material for luggage, filtration and military tents. See the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for additional information on the Company's business and its establishment of joint ventures.

  Segment Information

     The Company uses Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" to account for business segments. The Company sells similar products (airbag cushions, airbag fabrics and technical fabrics), generates similar margins on these products, uses similar processes in producing the products and sells the products to similar classes of customers. As a result of these similar characteristics and the way the business is managed, the Company has aggregated the results into a single segment for purposes of reporting financial condition and results of operations.

  Stock Based Compensation

     On May 18, 2001, the Safety Components International, Inc. 2001 Stock Option Plan ("Stock Option Plan") became effective pursuant to shareholder approval. The Stock Option Plan provides for the issuance of options to purchase up to an aggregate of 900,000 shares of the Company's common stock to key officers, employees, directors and consultants of the Company or its affiliates. Unless designated otherwise by the Compensation Committee of the Board of Directors, options granted pursuant to the Stock Option Plan are not intended to be incentive stock options as defined by the U.S. Internal Revenue Code. The Compensation Committee determines the exercise price and the term of options granted pursuant to the Stock Option Plan at the time of grant. Each award is determined by the Compensation Committee on an individual basis. Options to purchase a total of 510,100 shares of common stock at a fair market price of $8.75 per share (subject to adjustment in certain circumstances), to vest ratably over a period of three years from the date of grant on May 18, 2001, were granted by the Compensation

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

Committee to 22 employee participants and to the outside directors under the Stock Option Plan. Additional options to purchase 190,000 shares of common stock at a fair market price of $6.71 per share, to vest ratably over a period of three years from the date of grant on April 1, 2002, were granted by the Compensation Committee to employees and outside directors. All options expire on October 31, 2010.

     The Company applies the principles of Accounting Principles Board Opinion ("APB") No. 25 in accounting for employee stock option plans (the intrinsic value method). All stock options granted had an exercise price equal to the fair market value of the underlying common stock at the date of grant. As all options were fully vested at September 27, 2003 and no further options were granted subsequent to September 27, 2003, a reconciliation of net income to net income as affected by pro-forma fair value compensation cost is not disclosed for any periods subsequent to September 27, 2003.

     There were 264,900 and 390,800 options outstanding as of June 30, 2005 and June 30, 2004, respectively. During the quarter ended June 30, 2005, there were exercises of 15,000 options, and no options expired or were forfeited or granted. Of the 264,900 options outstanding at June 30, 2005, 198,200 have an exercise price of $8.75 and 66,700 have an exercise price of $6.71, with all options having a weighted average remaining contractual life of 5.34 years. All options outstanding are fully vested and are currently exercisable.

NOTE 2  INVENTORIES

     Inventories reported on the Company's balance sheets were as follows (in thousands):

                                                          JUNE 30, 2005   DECEMBER 31, 2004
                                                          -------------   -----------------
                                                           (UNAUDITED)
Raw materials...........................................     $ 5,794           $ 7,153
Work-in-process.........................................       7,129             8,073
Finished goods..........................................      12,682            11,656
                                                             -------           -------
  Total.................................................     $25,605           $26,882
                                                             =======           =======

NOTE 3  CREDIT FACILITIES

     The Company has a credit facility with Wachovia Bank, National Association ("Wachovia"), successor by merger to Congress Financial Corporation (Southern). The Company has an aggregate $35.0 million revolving credit facility with Wachovia (the "Wachovia Revolver") expiring October 8, 2006. Under the Wachovia Revolver, the Company may borrow up to the lesser of (a) $35.0 million or (b) 85% of eligible accounts receivable, plus 60% of eligible finished goods, plus 50% of eligible raw materials. No amount was outstanding under the Wachovia Revolver at June 30, 2005 on the Company's consolidated balance sheet. The Wachovia Revolver also includes a $5.0 million letter of credit facility, which was unutilized at June 30, 2005.

     In addition, the Company has a term facility with Wachovia (the "Wachovia Term A loan") under which $1.8 million was outstanding as of June 30, 2005. At June 30, 2005, $534,000 of the $1.8 million outstanding was included in current portion of long-term debt on the Company's consolidated balance sheet. The Wachovia Term A loan is payable in equal monthly installments of approximately $45,000, with the unpaid principal amount due on October 8, 2006. Additional amounts are not available for borrowing under the Wachovia Term A loan. In addition to the Wachovia Revolver and the Wachovia Term A loan, the Company also has an additional term loan (the "Wachovia Term B loan" and, collectively with the Wachovia Revolver and the Wachovia Term A loan, the "Wachovia Facilities") which is undrawn and under which $2.6 million was available as of June 30, 2005. At June 30, 2005, the Company's availability for additional borrowings (based on the maximum allowable limit) under the Wachovia Revolver and the Wachovia Term B loan was approximately $37.6 million.

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

     The interest rate on the Wachovia Revolver and Wachovia Term A loan is variable, depending on the amount of the Company's Excess Availability (as defined in the Wachovia Facilities) at any particular time and the ratio of the Company's EBITDA, less certain capital expenditures made by the Company, to certain fixed charges of the Company (the "Fixed Charge Coverage Ratio"). The Company may make borrowings based on the prime rate as described in the Wachovia Facilities (the "Prime Rate") or the LIBOR rate as described in the Wachovia Facilities, in each case with an applicable margin applied to the rate. The Wachovia Term B loan bears interest at the Prime Rate plus 3%. At June 30, 2005, the margin on Prime Rate loans was 0.0% and the margin on LIBOR rate loans was 1.75%. The Company is required to pay a monthly unused line fee of 0.25% per annum on the unutilized portion of the Wachovia Revolver and a monthly fee equal to 1.75% per annum of the amount of any outstanding letters of credit.

     Under the Wachovia Revolver and Wachovia Term A loan, the Company is subject to a covenant that requires it to maintain a certain tangible net worth. If the Company has borrowings outstanding under the Wachovia Term B loan, it is subject to additional financial covenants that require the Company: (i) to maintain EBITDA of no less than certain specified amounts, (ii) to maintain a Fixed Charge Coverage Ratio of no less than a specified amount, (iii) to maintain a ratio of certain indebtedness to EBITDA not in excess of a specified amount, and (iv) not to make capital expenditures in excess of specified amounts. In addition, the Company would be required to repay the Wachovia Term B loan to the extent of certain excess cash flow.

     The Wachovia Facilities also impose limitations upon the Company's ability to, among other things, incur indebtedness (including capitalized lease arrangements); become or remain liable with respect to any guaranty; make loans; acquire investments; declare or make dividends or other distributions; merge, consolidate, liquidate or dispose of assets or indebtedness; incur liens; issue capital stock; or change its business. At June 30, 2005, the Company was in compliance with all financial covenants. At June 30, 2005, the Company was also in compliance with all non-financial covenants and had obtained a waiver of non-compliance from Wachovia for not timely dissolving an inactive subsidiary. Substantially all assets of the Company are pledged as collateral for the borrowings under the Wachovia Facilities.

NOTE 4  RECONCILIATION TO DILUTED EARNINGS PER SHARE

     Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is computed using the weighted-average number of common shares and potentially dilutive common shares outstanding for the period. Potentially dilutive common shares consist of shares issuable upon the exercise of options. A reconciliation of basic and diluted weighted average shares outstanding is presented below (unaudited and in thousands):

                               QUARTER ENDED   QUARTER ENDED   SIX MONTHS ENDED   SIX MONTHS ENDED
                               JUNE 30, 2005   JUNE 30, 2004    JUNE 30, 2005      JUNE 30, 2004
                               -------------   -------------   ----------------   ----------------
Weighted average number of
  common shares used in basic
  earnings per share.........      5,380           5,245            5,355              5,144
Effect of dilutive stock
  options....................         77              96               82                100
                                   -----           -----            -----              -----
Weighted average number of
  common shares and
  potentially dilutive common
  shares outstanding used in
  diluted earnings per
  share......................      5,457           5,341            5,437              5,244
                                   =====           =====            =====              =====

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 5  COMPREHENSIVE (LOSS) INCOME

     The components of comprehensive (loss) income are as follows (unaudited) (in thousands):

                               QUARTER ENDED   QUARTER ENDED   SIX MONTHS ENDED   SIX MONTHS ENDED
                               JUNE 30, 2005   JUNE 30, 2004    JUNE 30, 2005      JUNE 30, 2004
                               -------------   -------------   ----------------   ----------------
Net income...................     $ 1,894         $3,843           $ 4,084             $6,965
Foreign currency translation
  adjustment.................      (2,742)            25            (4,883)              (706)
Unrealized gain (loss) on
  hedging transactions, net
  of taxes...................         122            (10)              181                (10)
Reclassification adjustment
  for losses in net income...          --              6                --                  6
                                  -------         ------           -------             ------
Comprehensive (loss)
  income.....................     $  (726)        $3,864           $  (618)            $6,255
                                  =======         ======           =======             ======

NOTE 6  CONTINGENCIES

     The Company, from time to time, becomes party to legal proceedings and administrative actions, which are of an ordinary or routine nature, incidental to the operations of the Company. Although it is difficult to predict the outcome of any legal proceeding, in the opinion of the Company's management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company's financial condition, operations or cash flow.

NOTE 7  DERIVATIVES AND HEDGING

     Safety Components monitors its risk associated with the volatility of certain foreign currencies against its functional currency, the U.S. dollar. The Company uses certain derivative financial instruments to reduce exposure to volatility of foreign currencies. The Company has formally documented all relationships between hedging instruments and hedged items, as well as risk management objectives and strategies for undertaking various hedge transactions. Derivative financial instruments are not entered into for trading or speculative purposes.

     Certain operating expenses at the Company's Mexican facilities are paid in Mexican pesos. To reduce exposure to fluctuations in the U.S. dollar and Mexican peso exchange rates, the Company entered into forward contracts on February 16, 2005 to buy Mexican pesos for periods and amounts consistent with the related, underlying forecasted cash outflows. These contracts were designated as hedges at inception and are monitored for effectiveness on a routine basis. At June 30, 2005, the Company had outstanding forward exchange contracts that mature between July 2005 and December 2005 to purchase Mexican pesos with an aggregate notional amount of approximately $4.2 million. The fair values of these contracts at June 30, 2005 totaled approximately $246,000 which is recorded as an asset on the Company's balance sheet in other current assets. Changes in the derivatives' fair values are deferred and recorded in the balance sheet as a component of accumulated other comprehensive income ("AOCI"), until the underlying transaction is recorded in earnings. When the hedged item affects earnings, gains or losses are reclassified from AOCI to the consolidated statement of operations as cost of goods sold.

     Certain intercompany sales at the Company's Czech Republic facility are denominated and settled in Euros and certain of its operating expenses are paid in Czech Korunas. To reduce exposure to fluctuations in the Euro and Czech Koruna exchange rates, the Company entered into forward contracts on March 3, 2005 to buy Czech Korunas with Euros for periods and amounts consistent with the related, underlying forecasted cash outflows. These contracts were designated as hedges at inception and are monitored for

             SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES effectiveness on a routine basis. At June 30, 2005, the Company had outstanding forward exchange contracts that mature between July 2005 and December 2005 to purchase Czech Korunas with an aggregate notional amount of approximately $2.3 million. The fair values of these contracts at June 30, 2005 totaled approximately $75,000 which is recorded as an asset on the Company's balance sheet in other current assets. Changes in the derivatives' fair values are deferred and recorded in the balance sheet as a component of AOCI, until the underlying transaction is recorded in earnings. When the hedged item affects earnings, gains or losses are reclassified from AOCI to the consolidated statement of operations as cost of goods sold.

NOTE 8  GUARANTEES

     FASB Interpretation No. 45 provides guidance on the disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued and specific disclosures related to product warranties. As of June 30, 2005, the Company and various consolidated subsidiaries of the Company are borrowers under the Wachovia Facilities (as defined above) and a note payable to a bank in the Czech Republic, and are party to forward hedge contracts for foreign currency with a U.S. bank (together, the "Guarantee Facilities"). The Guarantee Facilities are guaranteed by either the Company and/or various consolidated subsidiaries of the Company in the event that the borrower(s) default under the provisions of the Guarantee Facilities. The guarantees are in effect for the duration of the related Guarantee Facilities. The Company does not provide product warranties within the disclosure provisions of Interpretation No. 45.

NOTE 9  NEW ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) is effective for the Company beginning January 1, 2006. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 123(R) will have on its financial position and results of operations.

                                   APPENDIX A

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, dated as of September 23, 2005, is entered into between WLR RECOVERY FUND III, L.P., a Delaware limited partnership (the "Purchaser"), with an address of 600 Lexington Avenue, New York, New York 10022, and ZAPATA CORPORATION, a Nevada corporation (the "Selling Stockholder"), with an address of 100 Meridian Centre, Suite 350, Rochester, New York 14618.

     WHEREAS, the Purchaser is prepared to purchase from the Selling Stockholder and the Selling Stockholder is prepared to sell to the Purchaser the Selling Stockholder's shares of capital stock of Safety Components International, Inc., a Delaware corporation ("Safety Components") whose shares trade on the OTC Bulletin Board under the symbol "SAFY", on the terms and conditions herein;

     NOW THEREFORE, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF SECURITIES; CLOSING; ESCROW.

     (a) Subject to the terms and conditions herein, the Selling Stockholder shall sell to the Purchaser, and the Purchaser shall purchase from the Selling Stockholder at the Closing (defined below), 4,162,394 shares (the "Purchased Shares") of the common stock, par value $0.01 per share ("Common Stock"), of Safety Components free and clear of all security interests, liens or encumbrances other than those imposed by the applicable securities laws. In consideration for the Purchased Shares, at Closing, the Purchaser shall pay the Selling Stockholder a purchase price in immediately available funds of U.S. $12.30 per share, or U.S. $51,197,446 in the aggregate (the "Purchase Price"). The sale, assignment and transfer of the Purchased Shares will be made without recourse, representation or warranty of any kind by the Selling Stockholder, express or implied, except as expressly set forth herein.

     (b) All dividends or distributions (whether in cash, property, securities, rights or otherwise) declared or paid with respect to the Purchased Shares after the date hereof and prior to Closing (the "Distributions") shall be payable to the Purchaser at the Closing concurrently with the transfer of the Purchased Shares together with all accrued interest thereon while held in escrow. All interest accrued on the Purchase Price while held in escrow (the "Accrued Interest") as required by the terms hereof shall be paid to the Selling Stockholder at the Closing concurrently with the payment of the Purchase Price to the Selling Stockholder. At the Closing, the Selling Stockholder shall make a payment to the Purchaser equal to the interest accrued on the amount borrowed by the Purchaser solely to fund the deposit of the Purchase Price for up to the first eight days after the initial deposit thereof with the Escrow Agent (such eight-day period, the "Maximum Borrowing Period") at an interest rate not to exceed the One Month LIBOR rate plus one hundred basis points based on a 365 day year (the "Borrowing Factor Payment"). One Month LIBOR Rate means the rate per annum equal to the one-month London interbank offered rate for United States dollars, as of the date hereof, as reflected in the "Money Rates" section of The Wall Street Journal. At the Closing, the Purchaser shall provide the Selling Stockholder with a written statement of the amount of the Borrowing Factor Payment and the supporting calculation therefor.

     (c) If a stock split, stock dividend or reclassification occurs prior to the Closing, then the number of shares which constitutes the Purchased Shares and the Purchase Price shall be appropriately and equitably adjusted so as to maintain the proportionate number of Purchased Shares without changing the aggregate Purchase Price.

     (d) Upon the execution hereof or within one business day thereafter (or such later date as the parties may agree in writing), the Purchaser, the Selling Stockholder and CitiBank, N.A. (the "Escrow Agent") shall enter into an escrow agreement, substantially in the form attached hereto as EXHIBIT A, with such changes thereto as may be reasonably required by the Escrow Agent consistent with the terms hereof as a condition to the execution thereof (the "Escrow

         Agreement"). Upon execution of the Escrow Agreement (or such later date or time as the parties may agree in writing), (i) the Selling Stockholder shall deliver to the Escrow Agent the stock certificate it holds in definitive form which represents the Purchased Shares, together with a stock power duly endorsed in blank, and (ii) the Purchaser shall deliver to the Escrow Agent, by wire transfer to the account designated by the Escrow Agent in writing to the Purchaser the amount of the full Purchase Price. During the term of this Agreement, the Selling Stockholder shall also deliver to the Escrow Agent any Distributions it receives. Upon receipt thereof, the Escrow Agent shall hold, invest and disburse the certificate representing the Purchased Shares, any Distributions, the Purchase Price and other Escrowed Property (as defined in the Escrow Agreement) in accordance with the terms and provisions of the Escrow Agreement. At all times prior to the Closing, the Purchaser shall have no rights as a stockholder in Safety Components with respect to the Purchased Shares by virtue of this Agreement or otherwise, and all such rights, including the right to vote the Purchased Shares, shall remain with the Selling Stockholder.

     (e) Upon the conditions set forth in Sections 6(a)(ii), 6(a)(iii), 6(a)(iv), 6(b)(ii), 6(b)(iii), 6(b)(iv) and 6(b)(v) herein being satisfied, either the Purchaser or the Selling Stockholder may execute and deliver to the Escrow Agent the Closing Notice referred to in
         Section 4(b) of the Escrow Agreement (with a copy to the other party) authorizing the Closing deliveries provided for herein. If a party to this Agreement receives a copy of a Closing Notice, it may at any time within three (3) business days thereafter give a Closing Notice Objection (as defined in the Escrow Agreement) to the Escrow Agent (with a copy to the other party) if any of its conditions precedent under Section 6 hereof to its obligation to consummate the transactions contemplated hereby have not been satisfied as of such time.

     2. CLOSING. The transfer of the Purchased Shares, together with any Distributions (including any earnings thereon while held in escrow) and payment of the Purchase Price, the Accrued Interest and the Borrowing Factor Payment (the "Closing") will occur no later than 10:00 a.m. New York time on the fourth business day (or the next business day thereafter if it is a legal holiday) after the conditions set forth in Section 6 have been satisfied or waived by the party entitled to the benefit thereof. The Closing shall take place at the offices of Woods Oviatt Gilman LLP, Rochester, New York, or at such other time or location as the parties shall mutually agree. At the Closing (i) the Selling Stockholder shall instruct the Escrow Agent to deliver to the Purchaser the stock certificate it holds in definitive form which represents the Purchased Shares, together with a stock power duly endorsed in blank, and any Distributions (including any earnings thereon while held in escrow) and (ii) the Purchaser shall instruct the Escrow Agent to deliver to the Selling Stockholder, by wire transfer to an account designated by the Selling Stockholder in writing to the Purchaser and the Escrow Agent (not less than two days prior to the Closing) the amount of the full Purchase Price together with the Accrued Interest. The time and date of such payment and delivery referred to in this Agreement as the "Closing Date."

     3. REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to the Purchaser as follows:

     (a) the Selling Stockholder is a corporation validly existing and in good standing under the laws of Nevada and has all the requisite power and authority to execute and deliver this Agreement and the Escrow Agreement (the "Transaction Agreements") and, subject to the Vote, to carry out all the terms and provisions hereof and thereof to be carried out by it;

     (b) Safety Components is a corporation validly existing and in good standing under the laws of Delaware;

     (c) the execution and delivery of the Transaction Agreements by the Selling Stockholder and the performance of the Selling Stockholder's obligations hereunder and thereunder have been duly authorized by all necessary corporate action;

     (d) the Transaction Agreements have been duly executed and delivered by the Selling Stockholder and constitute the valid and binding obligations of the Selling Stockholder;

     (e) the Selling Stockholder owns of record and beneficially all of the Purchased Shares free and clear of all security interests, liens and encumbrances (except for any restrictions which may apply under applicable securities laws), and there are no stockholders agreements, voting agreements or proxies to which the Purchased Shares are subject;

     (f) there are no outstanding options, warrants, rights to acquire or subscribe to, or calls or commitments of any character whatsoever to which the Selling Stockholder is a party or by which it is bound, requiring the issuance or sale of shares of any class of capital stock or other equity securities of Safety Components or securities or rights convertible into or exchangeable for such shares or other equity securities of Safety Components;

     (g) other than the Purchased Shares, the Selling Stockholder is not the beneficiary of any options, warrants, rights to acquire or subscribe to, or calls or commitments for, any shares of any class of capital stock or other equity securities of Safety Components ("Safety Components Securities");

     (h) the Purchased Shares represent all of the Safety Components Securities owned by the Selling Stockholder on the date hereof;

     (i) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of either of the Selling Stockholder or Safety Components, (ii) to the knowledge of the Selling Stockholder, result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any security interests, liens or encumbrances upon any of the properties or assets of either the Selling Stockholder or Safety Components under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to either of the Selling Stockholder or Safety Components or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, to the knowledge of the Selling Stockholder, conflict with or violate any judgment, order, decree, law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") applicable to the Selling Stockholder or Safety Components or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, security interests, liens or encumbrances that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Selling Stockholder or Safety Components and that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity or any third party is required by the Selling Stockholder or, to the Selling Stockholder's knowledge, Safety Components in connection with the execution and delivery of this Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated hereby, except for: (i) the filing with the Commission (as defined herein) of (A) an information statement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")and (B) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the Vote (as defined herein) and (iii) the filing of a premerger notification and report form by the Selling Stockholder under the HSR Act (as defined herein); and

     (j) following the Closing, (i) the payments due to the Selling Stockholder from Safety Components under the Tax Sharing and Indemnity Agreement, dated as of March 19, 2004, by and between the Selling Stockholder and Safety Components shall not exceed $450,000 and (ii) to the knowledge of the Selling Stockholder, Safety Components shall have no obligation after the Closing Date to make any other payments to the Selling Stockholder pursuant to any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents, warrants and acknowledges to the Selling Stockholder as follows:

     (a) the Purchaser is a limited partnership validly existing and in good standing under the laws of the State of Delaware and has all the requisite power and authority to execute and deliver the Transaction Agreements and to carry out all the terms and provisions thereof to be carried out by it;

     (b) the execution, delivery and performance of the Transaction Agreements by the Purchaser has been duly authorized by all necessary action;

     (c) the Transaction Agreements have been duly executed and delivered by the Purchaser and constitute the valid and binding obligations of the Purchaser enforceable in accordance with its terms;

     (d) the Purchaser has been advised that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state blue sky laws and that the certificate evidencing the Purchased Shares will be legended accordingly;

     (e) the Purchaser is acquiring the Purchased Shares for its own account;

     (f) the Purchaser is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares;

     (g) the Purchaser is aware that the Purchased Shares may not be sold unless such Purchased Shares are registered pursuant to the Act and state securities laws or qualify for an exemption from such registration; and

     (h) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the partnership agreement (or comparable organizational documents) of the Purchaser, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any security interests, liens or encumbrances upon any of the properties or assets of the Purchaser under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization by which the Purchaser is bound or (iii) conflict with or violate any judgment, order, decree, law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by any Governmental Entity on the Purchaser or its properties or assets, other than, in the case of clauses (ii) and
         (iii), any such conflicts, breaches, violations, defaults, rights, losses, security interests, liens or encumbrances that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement; and

     (i) notwithstanding anything herein or elsewhere to the contrary, except as expressly set forth herein, the Selling Stockholder makes no representation or warranty of any kind in connection with, and shall have no responsibility with respect to, the financial statements, financial condition, financial performance, future prospects or plans or any other aspect of Safety Components (collectively,

         "Safety Components Information") or the Purchased Shares; the Purchaser has independently, and without reliance on the Selling Stockholder, reviewed such documents and information as it has deemed appropriate (including the publicly available registration statements, reports and documents relating to Safety Components filed with the Commission (as defined herein) or non-public documents which have been made available to it by Safety Components), and made its own financial analysis and decision to enter into this Agreement and to purchase the Purchased Shares in accordance with the terms hereof.

     5. COVENANTS OF THE PARTIES.

     (a) Efforts and Actions to Cause Closing to Occur; HSR Act.

          (i) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or any Governmental Entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity or other person required to be obtained prior to Closing.

          (ii) Within 10 business days following the execution of this Agreement, the Purchaser and the Selling Stockholder shall both file with the Federal Trade Commission and the Department of Justice the notification and report form required of them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), for the consummation of the transactions contemplated by this Agreement. The Purchaser and the Selling Stockholder shall both promptly submit any additional materials that may be reasonably requested by governmental officials in connection therewith pursuant to the HSR Act and exercise best efforts to obtain early termination of the waiting period, and otherwise obtain prompt clearance, under the HSR Act. Each of the Purchaser and the Selling Stockholder shall give the other reasonably prompt notice of any communication with, and any proposed understanding, undertaking or agreement with, any governmental authority regarding any such filings or any such transaction. Neither the Purchaser nor the Selling Stockholder, shall independently participate in any meeting, or engage in any substantive conversation, with any governmental authority in respect of any such filings, investigation or other inquiry without giving the other prior notice (if practicable) of the meeting and discussing with the Purchaser or the Selling Stockholder. The Purchaser and the Selling Stockholder shall promptly notify the Escrow Agent (with a copy to the other party) immediately upon the expiration or earlier termination of the waiting period under the HSR Act. The Purchaser and the Selling Stockholder shall share equally the filing fees by the parties pursuant to the HSR Act.

          (iii) Notwithstanding the foregoing or any other covenant herein contained, nothing in this Agreement shall be deemed to require the Purchaser to divest or hold separate any assets or agree to limit its normal and regular operations after the Closing. To the knowledge of the Purchaser, there is not any aspect of its businesses that may require any such action on its part that would reasonably be expected to be imposed by any Governmental Authority as a condition to the expiration or termination of the waiting period under or clearance under the HSR Act.

     (b) Notification of Certain Matters. The parties hereto shall give notice to the other party promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Section 6 to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of such party or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice. If a party hereto shall give notice to the other party hereto that a representation or warranty of such other party contained in this Agreement is untrue or inaccurate in any material respect, then such other party shall have 15 days following its receipt of such notice to investigate and, if applicable, cure such untrue or inaccurate representation or warranty.

     (c) Stockholder Approval.

        (i) Within 10 days following the execution and delivery of this Agreement, the Selling Stockholder shall prepare and file with the Securities and Exchange Commission (the "Commission") an information statement (together with any amendment or supplement thereto, the "Information Statement") to be used in connection with the consent of the stockholders of the Selling Stockholder, and shall promptly use its commercially reasonable best efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information required in the Information Statement. The Selling Stockholder shall cause the definitive Information Statement to be mailed promptly to the stockholders of the Selling Stockholder, and, if necessary under the Exchange Act, after the definitive Information Statement shall have been so mailed, to promptly circulate amended, supplemental or supplemented materials thereto.

        (ii) The Selling Stockholder shall, in accordance with applicable law, seek the written consent of the stockholders of the Selling Stockholder as promptly as practicable following the mailing of the definitive Information Statement, for the purpose of voting upon or consenting to (as applicable) the sale of the Purchased Shares on the terms and conditions herein. The Selling Stockholder shall take all commercially reasonable actions to secure the vote or consent of stockholders required by applicable law and by the Certificate of Incorporation or the By-laws of the Selling Stockholder to approve the sale of the Purchased Shares (the "Vote"). The Selling Stockholder shall notify in writing the Purchaser upon the stockholders of the Selling Stockholder approving the sale of the Purchased Shares pursuant to the terms hereof.

     (d) Election of Purchaser's Representatives to Safety Components Board of Directors. Promptly after the execution and delivery of this Agreement, the Purchaser shall provide Safety Components with the names of the representatives to be elected to the Safety Components Board of Directors and such information as Safety Components may require in order to have such representatives elected to its Board of Directors and to comply prior to Closing with Section 14(f) of the Exchange Act. Immediately following the Closing, until the Purchased Shares are issued in the name of the Purchaser, the Selling Stockholder shall vote the Purchased Shares in the manner required to cause the representatives so designated by the Purchaser to constitute the majority of the directors on the Board of Directors of Safety Components (exclusive of the Selling Stockholders' representatives on the Board of Directors of Safety Components). Promptly following the issuance of a new stock certificate issued in the name of the Purchaser representing the Purchased Shares transferred pursuant to this Agreement to the Purchaser, any remaining representatives of the Selling Stockholder who shall be on the Board of Directors of Safety Components shall resign from such position.

     (e) Completion of Actions. On or before December 31, 2005, each party hereto shall have performed all covenants required to be performed by it under this Agreement or the other Transaction Agreements other than
         (i) those covenants hereunder or thereunder that are required to be performed or that are only capable of being performed by it on or following the Closing Date in accordance with the terms hereof or thereof and (ii) any action required to be performed by it under
         Section 5.2(a)(ii) following the initial filing of its notification and report form within the 10-business day period specified thereunder. Notwithstanding the immediately preceding sentence, with respect to the Selling Stockholder's obligation under Section 5(c), (A) if the Selling Stockholder shall not have procured the Vote pursuant to such Section 5(c) prior to December 31, 2005 and (B) the Selling Stockholder's failure to procure the Vote by such date is attributable to the Selling Stockholder's inability to resolve, in good faith, to the Commission's satisfaction any comments pertaining to its review of the Information Statement within 30 days following notice (whether orally or in writing) by the Commission to the Selling Stockholder of its intention to provide comments on the Information Statement, then, for each additional day beyond the aforementioned 30-day period that is required to resolve any such comments, the Selling Stockholder shall be granted hereunder one additional day following the date of December 31, 2005 to mail, if necessary, the Definitive Information Statement and to procure the Vote. For purposes of the immediately foregoing sentence, the Selling Stockholder will be obligated hereunder to diligently inquire with the Commission to determine whether the Commission will furnish comments with respect to the Information Statement.

     6. CLOSING CONDITIONS.

     (a) Conditions to Selling Stockholder's Obligations. The obligation of the Selling Stockholder to consummate the transactions contemplated hereunder is subject to the satisfaction of the following conditions or waiver thereof by the Selling Stockholder:

          (i) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser shall be true and accurate as of the Closing in all material respects.

          (ii) Approval of Selling Stockholder's Stockholders. The sale of the Purchased Shares by the Selling Stockholder to the Purchaser pursuant to the terms of this Agreement shall have been approved by holders of a majority of the outstanding shares of common stock of the Selling Stockholder entitled to vote thereon in accordance with applicable law, and the Selling Stockholder's Certificate of Incorporation and By-laws.

          (iii) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the sale of Purchased Shares shall be in effect.

          (iv) HSR Act. All waiting periods under the HSR Act with respect to the filings made under Section 5(a)(ii) hereof shall have expired or terminated.

     (b) Conditions to Purchaser's Obligations. The obligation of the Purchaser to consummate the transactions contemplated hereunder is subject to the satisfaction of the following conditions or waiver thereof by the
         Purchaser:

          (i) Accuracy of Representations and Warranties. The representations and warranties of the Selling Stockholder shall be true and accurate as of the Closing in all material respects.

          (ii) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the sale of Purchased Shares shall be in effect.

          (iii) Stockholder Vote. The Selling Stockholder shall have procured the Vote and delivered written notice thereof to the Purchaser prior to the Closing.

          (iv) Opinion of Selling Stockholder's Counsel. The Selling Stockholder shall have delivered to the Purchaser a legal opinion of counsel, addressed to the Purchaser, dated the Closing Date and in a form and in substance customary for transactions of this type, to the effect that , subject to the assumptions and qualifications and limitations included therein, the execution, delivery and performance by the Selling Stockholder of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and stockholder action and no other action on the part of the Selling Stockholder is necessary to authorize the execution and delivery by the Selling Stockholder of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

          (v) HSR Act. All waiting periods under the HSR Act with respect to the filings made under Section 5(a)(ii) hereof shall have expired or terminated.

     7. TERMINATION.

     (a) This Agreement may be terminated by either party hereto upon written notice to the other party if (i) the covenant set forth in Section 5(e) shall not have been fulfilled by the date specified therein or (ii) the waiting periods under the HSR Act with respect to the filings made under Section 5(a)(ii) hereof shall not have expired or terminated on or before June 30, 2006 (the "Outside Date"), or such later date as may have been agreed upon in writing by the parties hereto; provided, however, that no such right of termination shall be exercisable by a party if the nonfulfillment of such Section 5(e) or the non-expiration or non-termination of the waiting periods under the HSR Act (as applicable) is due to such party's noncompliance with or breach of the covenants to be performed by it under this Agreement. Upon written notice of termination, either party may give the Escrow Agent the Termination Notice provided for in the Escrow Agreement. If a party receives a Termination Notice, it may at any time within 10 days thereafter give the Escrow Agent a Termination Objection Notice stating that it disputes the right of the party giving the Termination Notice to terminate this Agreement or if it has a claim against the terminating party for material breach of this Agreement.

     (b) If (i) this Agreement is terminated by the Purchaser in accordance with its terms solely by reason of (A) the nonfulfillment of Section 5(e) or
         (B) the Vote not having been obtained by the Outside Date, (ii) in the case of the foregoing clause (B), all other conditions to the Closing have been fulfilled or waived by the party intended to benefit therefrom, and (iii) the nonfulfillment of such Section 5(e) or the failure of such Vote condition (as applicable) is not the result of a breach by the Purchaser of this Agreement, then, the Selling Stockholder shall promptly following termination of this Agreement pay to the Purchaser a break-up fee in the amount of Two Million Dollars (US$2,000,000) (the "Break-Up Fee") and reimburse the Purchaser for (i) the actual documented out-of-pocket expenses incurred by the Purchaser in negotiating and executing the Transactions Agreements and performing or consummating the transactions contemplated hereby up to a maximum of Five Hundred Thousand Dollars ($500,000) (the "Expense Payment") and
         (ii) the Borrowing Payment Factor, together with interest thereon computed at the One Month LIBOR Rate for the period commencing on the date immediately following the Maximum Borrowing Period and ending on the termination date of this Agreement.

     (c) Upon termination of this Agreement, neither party hereto shall have any liability or obligation under this Agreement except to the extent a party has breached its representations, warranties, covenants or agreements hereunder (and not cured such breach prior to termination of this Agreement) or to the extent that the Break-Up Fee, the Expense Payment or the amount required to be paid under clause (ii) of Section 7(b) are due by the terms hereof.

     8. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES, ETC. All provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns. No other parties shall have any rights under or be entitled to enforce this Agreement.

     9. EXPENSES. Except as otherwise provided herein, the parties hereto shall bear their own expenses incurred in connection with this Agreement and the sale and purchase of Purchased Shares, including, without limitation, all fees of their respective legal counsel, investment advisors and accountants.

     10. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be communicated in writing, mailed by first class mail delivered by hand, at the addresses (or to such other address for a party as such party may specify by written notice given pursuant hereto) first set forth in the beginning of this Agreement, in the case of the Selling Stockholder, to the attention of the President & Chief Executive Officer, with a copy to the Vice President-Finance and in the case of the Purchaser, to the attention of David H. Storper.

     11. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     12. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission.

     13. ENTIRE AGREEMENT. This Agreement, together with the other Transaction Agreements, contains the entire agreement between the Purchaser and the Selling Stockholder with respect to the subject matter hereof. There are no other agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without reference to conflicts of law principles.

                          SIGNATURES ON FOLLOWING PAGE

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                                          WLR RECOVERY FUND III, L.P.

                                          By: WLR Recovery Associates, III
                                              LLC, as its General Partner

                                          By: /s/ David H. Storper
                                            ------------------------------------
                                              David H. Storper
                                              Principal Member

                                          ZAPATA CORPORATION

                                          By: /s/ Leonard DiSalvo
                                          --------------------------------------
                                          Name: Leonard DiSalvo
                                          Title:   CFO

                                          Witness /s/ Gregory W. Gribben
                                              ----------------------------------

                          AMENDMENT NO. 1 AND JOINDER

     This AMENDMENT NO. 1 AND JOINDER, dated as of September 26, 2005 (this "Amendment"), by and among WLR RECOVERY FUND II, L.P., a Delaware limited partnership (the "Fund II"), WLR RECOVERY FUND III, L.P., a Delaware limited partnership (the "Fund III"), and ZAPATA CORPORATION, a Delaware corporation (the "Selling Stockholder"), to the Stock Purchase Agreement, dated as of September 23, 2005 (the "Stock Purchase Agreement"), between Fund III and the Selling Stockholder.

                                  WITNESSETH:

     WHEREAS, Fund III and the Selling Stockholder have executed and delivered the Stock Purchase Agreement;

     WHEREAS, Fund III has advised the Selling Stockholder that it is required under applicable agreements to permit Fund II to participate in the purchase of the Purchased Shares;

     WHEREAS, Section 11 of the Stock Purchase Agreement provides that no amendment, modification, termination or waiver of any provision of the Stock Purchase Agreement shall be effective unless it shall be in writing and signed and delivered by the other party;

     WHEREAS, Fund III and the Selling Stockholder have agreed to amend the Stock Purchase Agreement to provide that Fund II shall become a party thereto;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition are used as defined in the Stock Purchase Agreement, unless otherwise indicated herein.

     2. Amendments to Stock Purchase Agreement.

     (a) The Stock Purchase Agreement is hereby amended to provide that references therein to the term "Purchaser" shall be references to both Fund II and Fund III.

     (b) Section 1(a) is hereby amended to read as follows:

     "Subject to the terms and conditions herein, the Selling Stockholder shall sell to Fund II and Fund III, and Fund II and Fund III shall each purchase from the Selling Stockholder at the Closing (defined below), 241,419 and 3,920,975 shares (the "Purchased Shares"), respectively, of the common stock, par value $0.01 per share ("Common Stock"), of Safety Components, free and clear of all security interests, liens or encumbrances other than those imposed by the applicable securities laws. In consideration for the Purchased Shares, at Closing, the Purchaser shall pay the Selling Stockholder a purchase price in immediately available funds of U.S. $12.30 per share, or U.S. $51,197,446 in the aggregate (the "Purchase Price"). The sale, assignment and transfer of the Purchased Shares will be made without recourse, representation or warranty of any kind by the Selling Stockholder, express or implied, except as expressly set forth herein."

     3. Joinder. In consideration of this Amendment, Fund II hereby agrees to become a party to the Stock Purchase Agreement, as amended by this Amendment, and shall severally be fully bound by and subject to all of the covenants, terms and provisions of each such agreement as a "Purchaser," and as though an original party thereto. The undersigned, as of the date hereof, hereby severally makes the same representations and warranties made by Fund III in the Stock Purchase Agreement.

     4. Miscellaneous. Except as expressly amended and modified hereby, the Stock Purchase Agreement is hereby ratified and reaffirmed in all respects and all the terms and provisions thereof shall be and remain in full force and effect. The section and other headings in this Amendment are inserted solely as a matter of convenience and for reference, are not a part of this Amendment, and shall not be deemed to affect the meaning or interpretation of this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflict of laws principles.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Amendment as of the date first above written.

                                          WLR RECOVERY FUND II, L.P.

                                          By: WLR Recovery Associates, II
                                              LLC, as its General Partner

                                          By: /s/ David H. Storper
                                            ------------------------------------
                                              David H. Storper
                                              Principal Member

                                          WLR RECOVERY FUND III, L.P.

                                          By: WLR Recovery Associates, III
                                              LLC, as its General Partner

                                          By: /s/ David H. Storper
                                            ------------------------------------
                                              David H. Storper
                                              Principal Member

                                          ZAPATA CORPORATION

                                          By: /s/ Leonard DiSalvo
                                            ------------------------------------
                                              Name: Leonard DiSalvo
                                              Title:   CFO

                                          Witness /s/ Scott Mulcahy
                                              ----------------------------------

                                   APPENDIX B

                ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS OF
                   ZAPATA CORPORATION (A NEVADA CORPORATION)

     The undersigned ("Majority Stockholder"), being the holder of a majority of the voting power of Zapata Corporation, a Nevada corporation (the
"Corporation"), does hereby take the following actions which the holders of a majority of the voting power are permitted to take without a meeting pursuant to Nevada Revised Statutes sec.78.320:

     WHEREAS, the Board of Directors of the Corporation has determined that is advisable and in the best interests of the Corporation to sell its entire equity interest in Safety Components International, Inc. to WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P., (the "WLR Recovery Funds") in accordance with the terms of that certain Stock Purchase Agreement, dated as of September 23, 2005 between the Corporation and the WLR Recovery Funds, as amended by Amendment No. 1 and Joinder dated as of September 26, 2005 (the "Safety Components Sale Transaction") and approved said transaction, subject to the authorization of the Corporation's stockholders; and

     WHEREAS, the Board of Directors has directed the submission of the Safety Components Sale Transaction to the Majority Stockholder for authorization; and

     WHEREAS, the undersigned is the holder of 9,813,112 shares of the Corporation's common stock (the "Common Stock"), which constitutes 51.3% of the outstanding shares of the Common Stock as of the record date for stockholders
entitled to give this written consent of           , 2005.

NOW, THEREFORE, BE IT:

        RESOLVED, that the Majority Stockholder does hereby authorize the sale by the Corporation of its entire equity interest in Safety Components International, Inc. pursuant to the Safety Components Sale Transaction with such amendments and supplements as the Board of Directors may deem advisable; and it is further

        RESOLVED, that the Board of Directors, be and hereby is authorized to carry out any aspect of the Safety Components Sale Transaction without further approval by the stockholders of the Corporation; and its is further

        RESOLVED, that the Board of Directors or any officer of the Corporation, be and hereby are authorized to take such actions and negotiate, deliver and execute such documents on the Corporation's behalf, as they may deem necessary, advisable or appropriate, in order to permit the Corporation to complete the Safety Components Sale Transaction.

        IN WITNESS WHEREOF, the undersigned, being the holder of a majority of the voting power of Zapata Corporation, has hereunto set their hands this day
of           , 2005.

                                          MALCOLM I. GLAZER FAMILY LIMITED
                                          PARTNERSHIP

                                          By:

                                          --------------------------------------
                                          Name:
                                          Title:

                                       B-1